Exhibit 10.25

Execution Version

DEVELOPMENT, COLLABORATION AND LICENSE AGREEMENT

between

UCB, S.A.

and

IMMUNOMEDICS, INC.

DEVELOPMENT, COLLABORATION AND LICENSE AGREEMENT

THIS DEVELOPMENT, COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is made and entered into as of May 9, 2006, by and between Immunomedics, Inc., a corporation headquartered at 300 American Road, Morris Plains, New Jersey, 07950, USA (“Immunomedics”), and UCB, S.A., a corporation headquartered at Allée de la Recherche, 60, Researchdreef, B-1070, Brussels, Belgium (“UCB”). Immunomedics and UCB are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Immunomedics Controls (as defined below) certain patent rights and know-how rights with respect to the Licensed Compound (as defined below), and proprietary processes for manufacturing the same, including without limitation, a highly productive, proprietary hybridoma cell line and media; and

WHEREAS, UCB desires to obtain from Immunomedics the licenses set forth herein, and Immunomedics desires to grant such licenses to UCB, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

1.1 “Acquired Indication” has the meaning set forth in Article 6.2.

1.2 “Act” means the United States Food, Drug and Cosmetic Act, as amended.

1.3 “Affiliate” of a Person means any other Person that (directly or indirectly) is controlled by, controls or is under common control with such Person. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (i) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors and (ii) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such non-corporate entity, provided that if local Law restricts foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Law, be owned by foreign interests.

1.4 “AGC” means the committee established pursuant to Article 3.

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1.5 “Agreed Indication(s)” means SLE and any other indication within the Field that the AGC agrees, in accordance with Section 6.1, should be Developed by UCB.

1.6 “Agreement” means this Agreement, together with all Appendices attached hereto, as the same may be amended or supplemented from time to time.

1.7 “Antibody Product” means any ***** preparation containing one or more *****or***** or other *****, or *****, in all such cases, of *****.

1.8 “Approval” means, with respect to any Licensed Product in any regulatory jurisdiction, approval from the applicable Regulatory Authority sufficient for the distribution, use and sale of the Licensed Product in such jurisdiction in accordance with applicable Laws, where applicable, such as, for example, the approval of a BLA or NDA in the United States.

1.9 “Autoimmune Disease” means a disease or condition characterized or caused by cells and/or antibodies from and directed against an individual’s own tissues, including without limitation, Systemic Lupus Erythematosus, (SLE), Sjögren’s Syndrome, *****.

1.10 “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York, New York or Brussels, Belgium are authorized or obligated by applicable Law to close.

1.11 “Buy-In Right” has the meaning set forth in Section 6.2.

1.12 “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.13 “Calendar Year” means each successive period of 12 months commencing on January 1 and ending on December 31.

1.14 “Cancer Indication” means the *****of *****and/or *****of human cancer.

1.15 “Combination Product” means any pharmaceutical preparation containing the Licensed Compound and one or more other active ingredients that are used in combination with the Licensed Compound in order to achieve optimal benefit *****.

1.16 “Commercialization” or “Commercialize” means activities directed to commercially manufacturing, obtaining pricing and reimbursement approvals for marketing, marketing, promoting, distributing, importing, exporting, offering for sale or selling and otherwise commercially exploiting a Licensed Product.

1.17 “Competitive Compound” means an ***** product, including, for the avoidance of doubt, any *****, which recognizes the ***** antigen and which is Developed or Commercialized for the prevention, delay of onset, treatment or control of one or more indications within the Field *****.

1.18 “Confidential Information” means, with respect to a Party, any and all data, information, results, conclusions, know-how and the like of any kind whatsoever (and all tangible and intangible embodiments thereof of any kind whatsoever) which is Controlled by such Party or any of its Affiliates.

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1.19 “Controlled” or “Controls”, when used in reference to any intellectual property, intellectual property right, material, know-how and information, means the legal authority or right of a Party hereto (or any of its Affiliates) to grant a license or sublicense, to the extent provided for herein, of the intellectual property, intellectual property right, material, know-how or information to another Party, and (in relation to material, know how and information only) to disclose or provide access to, to the extent provided for herein, material, know-how or information to such other Party, without breaching the terms of any agreement with a Third Party, or misappropriating the material, know-how or information of a Third Party, in each case as at the Effective Date, or if any of the same are acquired or created after the Effective Date, at the date it is acquired or created by the relevant Party or its Affiliate.

1.20 “Core Immunomedics Patent Rights” means those Immunomedics Patent Rights set forth in Part A of Appendix 1, together with (a) any ***** thereof, (b) all ***** thereof, (c) all patents issuing on any of the foregoing, and any ***** thereof, and (d) all ***** and ***** of any of the foregoing

1.21 “Development” means non-clinical and clinical drug development activities reasonably related to the development and submission of information to a Regulatory Authority or otherwise to the identification, testing and validation of a therapeutic agent, or for research purposes, including, without limitation, toxicology, pharmacology and other discovery and pre-clinical efforts, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical trials (including, without limitation, pre- and post-approval studies), whether for purposes of label expansion or otherwise. When used as a verb, “Develop” means to engage in Development.

1.22 “Development Costs” has the meaning set forth in Section 6.2.

1.23 “Development Plan” means, with respect to a Licensed Compound, a comprehensive, ***** plan, as may be amended from time to time in accordance with Section 4.4 specifying ***** Development details for such Licensed Compound (including, without limitation, the *****of development, ***** for ***** activities, study size, comparator drugs, combination drugs, timelines for data preparation and filing of regulatory submissions, ***** studies ***** development and *****research, competitive analyses, marketing, launching and education plans and activities) for all applicable countries in the Territory. The initial Development Plan as of the Effective Date is attached hereto as Appendix 2.

1.24 “Disclosing Party” has the meaning set forth in Section 12.1.

1.25 “Dollar” or “$” means the lawful currency of the United States.

1.26 “Effective Date” means the date specified in the initial paragraph of this Agreement.

1.27 “EMEA” means the European Agency for the Evaluation of Medicinal Products, or any successor agency thereto.

1.28 *****.

1.29 “EU” means the European Union, as its membership may be altered from time to time, and any successor thereto.

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1.30 “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.31 “Field” means the prevention, delay of onset, treatment or control (but excluding diagnosis) of any human disease, disorder or condition other than the Cancer Indication unless and until UCB acquires commercial rights to the Cancer Indication in accordance with Section 6.2.

1.32 “First Commercial Sale” means, with respect to any Licensed Product, the first commercial sale, transfer or other disposition by UCB, an Affiliate or sublicensee in a country following the grant of Approval for that Licensed Product in that country (or, in the event no such Approval is required in such country, following the first sale, transfer or other disposition on a commercial basis) in exchange for cash or some other consideration to which value can be assigned for the purpose of determining Net Sales.

1.33 “Future Third Party License” has the meaning set forth in Section 2.1.3.

1.34 “GCP” means Good Clinical Practices, as set forth in the ICH Harmonized Guidance on Good Clinical Practice (CPMP/ICH/135/95) and 21 C.F.R. Parts 50 and 56 et seq. and any amendments thereto.

1.35 “Generic Product” means any product containing Licensed Compound that is Developed or Commercialized by a Third Party.

1.36 “GMP” means Good Manufacturing Practices, as set forth in 21 C.F.R. Part 210, et seq., and the Rules Governing Medicinal Products in the European Union volume 4, and any amendments thereto.

1.37 “IFRS” means the International Financial Reporting Standards.

1.38 “Immunomedics Agreement” means each Third Party License and each agreement listed on Appendix 7.

1.39 “Immunomedics Indemnitees” has the meaning set forth in Section 13.1.

1.40 “Immunomedics Know-How” means all technical information, material and know-how known to and Controlled by Immunomedics or any of its Affiliates as of the Effective Date or at any time during the term of this Agreement (including, without limitation, all biological, cell line, chemical, pharmacological, toxicological, clinical, assay and related know-how and trade secrets, and all manufacturing data, the specifications of ingredients, the manufacturing processes, specifications, sourcing information, assays, quality control and testing procedures, software, algorithms and related know-how and trade secrets) that is ***** or ***** for the manufacture, Development and/or Commercialization of the Licensed Compound and Licensed Products or any of them in the Field. Immunomedics Know-How shall include the information, material and know-how described in Appendix 3 and shall also include ***** Immunomedics (or any of its Affiliates) in the course of exercising rights or performing obligations under this Agreement (whether alone or jointly with UCB or any of UCB’s Affiliates), but shall, in any event, exclude (i) ***** licensed to Immunomedics pursuant to Immunomedics’ Third Party License with ***** and (ii) *****.

1.41 “Immunomedics Patent Rights” means (a) any patents and patent applications (with the term patent being deemed to include an inventor’s certificate, utility model and design model) Controlled by Immunomedics or any of its Affiliates as of the Effective Date or at any time during the

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term of this Agreement which would be infringed (absent a license) by the Development, Commercialization, manufacture, use, marketing or sale of the Licensed Compound or any Licensed Product, including, without limitation, those patents and patent applications listed in Appendix 1 hereto and also including all such rights of Immunomedics and its Affiliates in any Joint Invention, (b) any foreign counterparts thereof, (c) all divisionals, continuations, continuations-in-part thereof, (d) all patents issuing on any of the foregoing, and any foreign counterparts thereof, and (e) all registrations, reissues, re-examinations, renewals, supplemental protection certificates and extensions of any of the foregoing.

1.42 “Indemnification Claim” has the meaning set forth in Section 13.3.

1.43 “Indemnify” has the meaning set forth in Section 13.1.

1.44 “Indemnitee” has the meaning set forth in Section 13.3.

1.45 “Indemnitor” has the meaning set forth in Section 13.3.

1.46 “Joint Invention” has the meaning set forth in Section 11.1.

1.47 “Koseisho” shall mean the Japanese Ministry of Health and welfare or any successor agency thereto that has the right to grant Approvals in Japan.

1.48 “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.49 “Licensed Compound” means the humanized CD22 antibody known as epratuzumab which antibody recognizes the ***** of CD22 and is reactive with ***** of CD22.

1.50 “Licensed Product” means any pharmaceutical preparation containing a Licensed Compound (whether alone or as part of a Combination Product), in all presentations, formulations and dosages, excluding in any event *****.

1.51 “Losses Associated Therewith” has the meaning set forth in Section 13.1.

1.52 “Major Market Countries” means the *****.

1.53 “Minimum Label” means a label meeting, or exceeding, the requirements set forth in Appendix 5, or, (i) a label that uses different language from that set out in Appendix 5 but is a label that provides materially the same (or greater) commercial value with respect to the Licensed Product as a label that uses the language set out in Appendix 5 or (ii) when combined with other external factors such as special pricing approvals, regulatory allowances and the like, a label offering materially the same (or greater) commercial value with respect to the Licensed Product as a label meeting such requirements.

1.54 *****.

1.55 “Net Sales” means, with respect to any *****, all amounts invoiced or otherwise charged for the sale, transfer or other disposition of a ***** by a Party, ***** less, to the extent actually incurred and attributable to such revenues:

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(a) discounts (including, without limitation, cash discounts, quantity discounts and patient discount program discounts), retroactive price reductions, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers (a “Discount”) whether in cash or trade; provided however, that where any such Discount is based on sales of a bundled set of products in which such Licensed Product is included, the Discount shall be allocated to such Licensed Product on a pro rata basis based on the sales value (i.e., the unit average selling price multiplied by the unit volume) of the Licensed Product relative to the sales value contributed by the other constituent products in the bundled set, with respect to such sale;

(b) credits or allowances actually granted upon claims, damaged goods, rejections or returns of such Licensed Product, including such Licensed Product returned in connection with recalls or withdrawals;

(c) freight out, postage, shipping and insurance charges for delivery of such Licensed Product to the extent included in the gross invoice amount; and

(d) taxes or duties levied on, absorbed or otherwise imposed on the sale of such Licensed Product, including, without limitation, value-added taxes, or other governmental charges otherwise imposed upon the billed amount, as adjusted for available rebates, credits and refunds, to the extent included in the gross invoiced amount and not paid directly by the Third Party, but not including taxes when assessed on income derived from such sales.

Net Sales shall not include any payments among a Party, its Affiliates and permitted sublicensees for Licensed Products that are to be resold by them (so long as such resale is included in Net Sales hereunder). If any Licensed Product is sold, transferred or otherwise disposed of for value in an arrangement that is not an arm’s-length market transaction with respect to such Licensed Product (including, without limitation, where Licensed Products are sold at a discount in exchange for other benefits not captured in the invoiced amounts (whether due to premium pricing on other products sold by a Party, the receipt of bartered goods, a price markdown to distributors or contract sellers to reimburse them or account for marketing, promotion and/or sales costs incurred by such distributors or contract sellers, or other arrangements for additional consideration), and the price of the Licensed Product to be used to calculate Net Sales is less than the price in an average arm’s-length market transaction, then “Net Sales” with respect to such transaction shall be based upon the fair market price, as of the date of such sale, transfer or other disposition in an average arm’s-length market transaction in such country.

Where ***** is a *****, or where a ***** is sold*****, whether *****, or *****, then for the purposes of calculating the Net Sales payable under this Agreement such *****:

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1.56 “New Indication” has the meaning set forth in Section 6.1.

1.57 “New Technology” means material technology (including a material invention, composition, method or process), the manufacture, use or sale of which would infringe, absent the license granted pursuant to this Agreement, a Valid Claim within the Immunomedics Patent Rights, (a) that is not transferred (or required to be transferred) to UCB pursuant to the Transition Plan, the first sentence of Section 5.1 or the provisions of Section 5.4; (b) that is not included within or does not consist of, and is not required for the Development, manufacture, use or sale of, (i) the Licensed Compound in any form

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(including all uses thereof); or (ii) any Licensed Product existing or reasonably contemplated by the Development Plan as of the Effective Date; (c) that is not created or developed in connection with activities under any of the agreements listed on Appendix 7 hereto (to the extent such activities took place prior to, or are ongoing as of, the Effective Date, or are contemplated to be conducted under such agreements as of the Effective Date); and (d) the inclusion of which within, or utilization of which with, a Licensed Product constitutes a material enhancement of that Licensed Product. Without prejudice to the foregoing the following may be examples of New Technology: an antibody conjugate that falls within the definition of Licensed Compound, combinations of the Licensed Compound with additional active ingredient(s), specialized delivery devices, pegylated compounds, orally delivered forms of the Licensed Compound and the like, but excluding, in any event, incremental modifications to the form or formulation of a Licensed Product (such as the addition of new excipients or converting from IV to subcutaneous delivery) in a manner that does not materially change the composition of the active ingredients or other fundamental components thereof. For the avoidance of doubt, “New Technology” excludes any technology corresponding to Valid Claims that would be infringed, absent a license, by the Development, manufacture, use or sale of any Licensed Compound but potentially includes material technologies applied to the Licensed Compound to materially enhance it, such as conjugation or pegylation technology, and “Licensed Compound in any form” in (i) above shall be construed accordingly.

1.58 *****.

1.59 “Open Label Study” means the open label studies identified as *****.

1.60 “Patent Cost Budget” has the meaning set forth in Section 11.2.

1.61 “Person” means any individual, firm, corporation, partnership, Limited Liability Company, trust, business trust, joint venture, governmental authority, association or other entity.

1.62 “Publishing Party” has the meaning set forth in Section 12.6.

1.63 *****.

1.64 “Reasonable Best Efforts” means efforts that are consistent with the type and scope of efforts that a similarly-situated company within the pharmaceutical industry would devote to a product of similar risk profile and profit potential, but in no event less than the type and scope of efforts that the applicable Party would devote to any of its other products of similar risk profile and profit potential. Without limiting the foregoing, Reasonable Best Efforts require that such Party: (i) assign responsibility for the relevant activities to specific employees who are responsible for progress and monitor such progress on a regular basis; (ii) set and consistently seek to achieve specific and meaningful objectives and timelines for carrying out such activities; and (iii) consistently make and implement decisions and allocate resources consistent with the efforts described above.

1.65 “Receiving Party” has the meaning set forth in Section 12.1.

1.66 “Regulatory Authority” means any national or supranational governmental authority, including, without limitation, the FDA, EMEA and Koseisho, which has responsibility in countries in the Territory over the Development and/or Commercialization of the Licensed Compound and Licensed Products.

1.67 “Reimbursable Expenses” has the meaning set forth in Section 9.1.2.

1.68 “Relevant Major Market Countries” means:

(a) ***** with respect to sales of Licensed Product in *****;

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(b) ***** ***** with respect to sales of Licensed Product in *****, and

(c) ***** with respect to sales of Licensed Product anywhere in the *****.

1.69 *****.

1.70 *****.

1.71 Sjögren’s Trial” means the clinical trial described in the protocol entitled *****.

1.72 “Sjögren’s Syndrome” means an autoimmune disorder characterized by keratoconjunctivitis sicca, dryness of mucous membranes, telangiectasias or purpuric spots on the face, and/or bilateral parotid enlargement.

1.73 “SLE” means systemic lupus erythematosus.

1.74 “SLE Trials” means the clinical trials described in the protocol entitled *****.

1.75 “Territory” means any country in the world.

1.76 “Third Party” means any Person other than UCB, Immunomedics and their respective Affiliates.

1.77 “Third Party Amounts” has the meaning set forth in Section 9.4.6.

1.78 “Third Party Claims” has the meaning set forth in Section 13.1.

1.79 “Third Party License” has the meaning set forth in Section 2.1.3.

1.80 “Title 11” has the meaning set forth in Section 14.6.

1.81 “UCB Indemnitees” has the meaning set forth in Section 13.2.

1.82 “Transition Plan” means the plan attached as Appendix 6.

1.83 “United States” or “U.S.” means the United States of America.

1.84 “Valid Claim” means a claim of an issued and unexpired patent or a supplementary protection certificate, which claim has (i) not been revoked or held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken within the time period for doing so and has not been held or admitted to be invalid or unenforceable through re-examination or disclaimer, reissue, opposition procedure, nullity suit or otherwise, and (ii) would be infringed (absent a license) by, a Licensed Product, its manufacture, sale or use.

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ARTICLE 2

LICENSE GRANT

2.1 License for Licensed Compound and Licensed Products.

2.1.1 Exclusive License. Subject to all the terms and conditions set forth in this Agreement (including, without limitation, the reservation of rights in Sections 2.4 and 2.5 and the limitation in Section 2.8), Immunomedics hereby grants to UCB a non-transferable (except in accordance with Section 16.4), exclusive (even as to Immunomedics and its Affiliates, except to the limited extent expressly provided otherwise in Sections 2.4 and 2.5, and except with respect to Third Party intellectual property as expressly described in Section 2.1.3 below) license, under the Immunomedics Patent Rights and Immunomedics Know-How, to Develop, make, have made, use (including in activities directed at the research and Development of Licensed Compound and Licensed Products), sell, offer to sell, market, export, import and otherwise Commercialize the Licensed Compound and Licensed Products in the Field in the Territory.

2.1.2 Right to Sublicense. The rights granted to UCB by Immunomedics pursuant to Section 2.1.1 (including any corresponding rights under Section 4.10) shall include the right to grant sublicenses of any such rights, provided that: (a) any sublicensing that would result in UCB no longer maintaining material control of and responsibility for the continued Development and Commercialization of Licensed Compound and Licensed Products in any Major Market Country (except *****); and (b) any sublicensing of manufacturing rights to any Third Party listed in Appendix 4 (or any retention of any such Third Party as a contract manufacturer to make Licensed Products, including, without limitation, pursuant to Article 7), shall each be subject to the prior written consent of Immunomedics; provided that such consent shall not be unreasonably withheld or delayed in the event UCB has been unable to secure, in a timely manner, an alternative manufacturer under commercially reasonable terms.

2.1.3 Third Party Sublicenses. For the avoidance of doubt, the foregoing license includes a sublicense of certain Third Party intellectual property Controlled by Immunomedics pursuant to: (a) a license granted to Immunomedics by ***** (when and if a consent to sublicense from ***** is obtained and Immunomedics ***** following the Effective Date), and (b) a license granted to Immunomedics by *****, (each a “Third Party License”), both of which Third Party Licenses (and therefore the corresponding sublicenses hereunder) are non-exclusive rather than exclusive. The rights and licenses granted under Section 2.1 with respect to the foregoing Third Party intellectual property and any other Third Party intellectual property sublicensed hereunder are subject to, the applicable terms and conditions of such Third Party Licenses to Immunomedics and to other license agreements between Immunomedics and Third Parties licensing rights that fall within the intellectual property to be licensed to UCB hereunder that may be entered into after the Effective Date (each, a “Future Third Party License”) to the extent such terms and conditions have been disclosed to UCB prior to the Effective Date (with respect to the Third Party Licenses) or prior to the inclusion in the sublicense hereunder (with respect to Future Third Party Licenses). In addition UCB shall comply with those terms of any Third Party License or Future Third Party License that expressly require compliance by a sublicensee provided UCB has been notified of such terms before the Effective Date (in the case of any Third Party Licence) or prior to its inclusion as a Future Third Party Licence under this Agreement (in the case of Future Third Party Licences). Prior to entering into any potential Future Third Party License, Immunomedics ***** that any intellectual property rights licensed to Immunomedics thereunder which would be ***** to UCB for the activities to be conducted by UCB pursuant to this Agreement can be sublicensed to UCB pursuant to this Agreement (provided such ***** ***** at the time of license based on the then current, or then ***** under the Development Plan, state of Licensed Products under Development or Commercialization) or, if such right to sublicense cannot be secured, Immunomedics *****, it is not preventing UCB from obtaining a direct license from the relevant Third Party licensor with respect to use by UCB of such intellectual property rights for the purpose of Developing and Commercializing Licensed Compound and Licensed Products in the Field. With respect to any potential Future Third Party License hereunder, the applicable terms and conditions shall be disclosed to UCB prior to inclusion of the underlying intellectual property in this Agreement *****. UCB shall notify Immunomedics within ***** of receipt of such information as to whether it desires to take such a sublicense (and be subject to the

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applicable corresponding terms and conditions thereof). If UCB provides an affirmative notification in such time period, such Future Third Party License shall be deemed included in the license grant under Section 2.1.1; otherwise in the absence of such affirmative notification, such potential Future Third Party License shall not be included in the license grant hereunder nor become an actual Future Third Party License (and such underlying intellectual property shall not be sublicensed to UCB hereunder). UCB may obtain such a sublicense to a potential Future Third Party License at any time thereafter by requesting such inclusion in writing (at which point the procedures above regarding disclosure of terms shall apply), provided such sublicense is still available and still falls within the scope of the intellectual property licensed hereunder at the time of such request, subject to the other applicable terms of this Section 2.1.3. Immunomedics undertakes to UCB that Immunomedics shall (a) not grant any further sublicenses within the Field of its right under any Third Party License or Future Third Party License for any Licensed Compound and Licensed Product (or any of them); (b) comply with the terms of each Third Party License and Future Third Party License (save to the extent any breach by Immunomedics is caused by (i) UCB’s failure to comply with its obligation to comply with terms directly applicable thereunder to a sublicensee and notified to UCB in advance, as aforesaid, or (ii) UCB’s failure to comply with its obligations under this Agreement); (c) not ***** or terminate any Third Party License or Future Third Party License (to the extent within its right to do so under the terms of such agreements); and (d) promptly notify UCB in writing if Immunomedics receives any notice alleging breach or non-compliance with a Third Party License or Future Third Party License or terminating, or purporting to terminate, or indicating an intention to terminate, a Third Party License or Future Third Party License. In addition, if Immunomedics does not obtain the consent of ***** to the grant of a sublicense to UCB by *****, and if UCB, following consultation with Immunomedics, determines that a license is necessary for the activities hereunder, UCB shall have the right to seek a license from ***** in respect of UCB’s activities hereunder, and *****.

2.2 No Trademark License. No right or license, express or implied, is granted to UCB to use any trademark, trade name, trade dress or service mark owned or Controlled by Immunomedics or any of its Affiliates. UCB, at its sole cost and expense, shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with its activities conducted pursuant to this Agreement, if any, and shall have the exclusive right to own and/or Control such trademarks.

2.3 No Implied Licenses. No license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise. All such licenses and rights are or shall be granted only as expressly provided in this Agreement.

2.4 Retained Rights.

2.4.1 All rights not expressly granted hereunder are reserved by Immunomedics and may be used by Immunomedics for any purpose. Without limiting the foregoing, but subject to Section 2.6, Immunomedics retains any and all rights under the Immunomedics Patent Rights and Immunomedics Know-How to make, have made, use, sell, have sold, export or import: (i) any compound other than any Licensed Compound; (ii) any products not containing any Licensed Compound; and (iii) any Licensed Compound, or any product containing Licensed Compound for use outside of the Field (including, without limitation any Licensed Products for the Cancer Indication for so long as it remains outside the Field) provided that all Development and Commercialization of any Licensed Compound or any Licensed Product outside the Field shall be subject to and in accordance with the applicable terms of this Agreement.

2.4.2 Immunomedics also expressly reserves the right (a) to make, have made and use any Licensed Compound solely for use as an intermediate or starting material in the manufacture of any compound which is not a Licensed Compound, and (b) to perform its obligations and other activities delegated to it under this Agreement.

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2.4.3 UCB also grants to Immunomedics a non-excusive license under UCB’s interest in the Immunomedics Patent Rights and Immunomedics Know How (without any right to sublicense save to any Immunomedics’ Affiliate, but only for so long as it remains an Affiliate) to make, have made and use any Licensed Compound for Immunomedics’ own internal research purposes. The Parties acknowledge and agree that, for purposes of the foregoing license, internal research purposes (a) excludes the use of any Licensed Compound in any human trial and any non-rodent animal trial (or any of them) but includes the use of any Licensed Compound in rodent trials; and (b) excludes Commercialization of any Licensed Compound or any product incorporating any Licensed Compound.

2.4.4 With respect to activities described in Section 2.4.2 (a) and Section 2.4.3 above, Immunomedics shall keep the AGC reasonably informed about the nature and type of any such proposed activities so that the AGC can monitor the potential risk, if any, of issues (including safety issues) arising from such activities that could adversely affect the Development or Commercialization of Licensed Compound or Licensed Products. If the AGC reasonably requests changes or cessation of any such activities on account of such concerns, Immunomedics ***** with such request.

2.5 Third Party Rights. In addition to the foregoing, UCB acknowledges that Immunomedics has granted, and the licenses and rights granted herein to UCB are subject to, a non-exclusive irrevocable, perpetual, compensation-free, worldwide right and license granted to a former exclusive Third Party licensee of Immunomedics (which right and license does not include the right to sublicense), to make, have made and use certain know-how Controlled by Immunomedics, including some or all of the Immunomedics Know-How, for such licensee’s internal research and development purposes only and not in connection with (A) the commercial manufacture or sale of products or (B) the Licensed Compound or any part or derivative thereof. Furthermore, UCB acknowledges that Immunomedics has granted, and the licenses and rights granted herein to UCB are subject to, non-exclusive rights granted pursuant to those material transfer agreements and other agreements listed in Appendix 7, authorizing such Third Parties to conduct ***** and certain ***** with respect to the Licensed Compound and CD22 more generally provided that any activity (including without limitation clinical trials) permitted under any such agreement shall, save to the extent such activity is being conducted at the Effective Date, not be initiated or conducted unless and until approved by the AGC in accordance with this Agreement. ***** the Effective Date, the parties shall meet ***** ***** of the agreements listed in Appendix 7 or identified in the Transition Plan (i.e., *****) and, with respect to the agreements listed in Appendix 7, Immunomedics ***** of UCB with respect to how any such agreements ***** *****.

2.6 *****. If at any time prior to the *****of a ***** the AGC determines that UCB shall cease to continue Development of the Licensed Compound due to *****, Immunomedics ***** to UCB prior to termination of this Agreement as provided in Section 2.6.1 below. After the AGC has made such decision, Immunomedics ***** after the AGC’s decision), ***** to the AGC ***** compounds ***** Controlled by Immunomedics at the date of UCB’s request from among those compounds *****. If Immunomedics Controls ***** compounds ***** as of the date of such request, Immunomedics *****(and be relieved of any obligation hereunder *****. If any compounds Controlled by Immunomedics are being ***** in clinical trials as of the date of such request, Immunomedics shall include such compounds as ***** (subject to ***** of *****). Following ***** of the *****, at UCB’s request, Immunomedics *****to enable UCB to designate ***** as a ***** in accordance with Section 2.6.1 below. UCB shall thereupon have a right of *****in accordance with this Section 2.6 with respect to the *****. For avoidance of doubt, once UCB *****, the other ***** shall no longer be subject to the

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provisions of this Section 2.6. Furthermore, the designation of a ***** (and corresponding process for ***** with respect thereto) (a) *****UCB shall cease Development of the Licensed Compound, and (b) ***** Licensed Product in a Major Market Country. In the event the AGC determines to cease Development of a Licensed Compound as provided above, after commercial launch of a Licensed Product *****, UCB shall, at Immunomedics’ request, ***** wind down and terminate such Commercialization of the Licensed Product in accordance with applicable Laws and regulations. For the avoidance of doubt, this is without prejudice to Section 14.4.

2.6.1 *****. If, at any time during the ***** period after the date ***** the *****, UCB *****of the *****, UCB *****the *****. Upon selection of *****Immunomedics*****to UCB ***** of such *****all*****relevant *****concerning such ***** (to the extent not already ***** and the Parties ***** for a period of ***** following the date of *****, the terms and conditions for including such ***** in this Agreement as the ***** as appropriately amended in connection therewith*****(including, without limitation, and by way of example, *****UCB to Development under this Agreement ***** Development of Licensed Compound and Licensed Product pursuant to this Agreement prior to the commencement of the ***** this Agreement as the *****, all rights to the then-existing Licensed Compound shall terminate and revert back to Immunomedics. *****.

2.6.2 Access to Information. During the *****, Immunomedics ***** that would be subject to the license, and reasonable access to personnel and facilities, as reasonably requested by UCB, as part of its due diligence with respect to such license.

2.6.3 *****. If either (a) UCB *****, pursuant to Section 2.6.1, of *****any of the ***** during the ***** period after the date Immunomedics *****, or (b) UCB***** pursuant to Section 2.6.1 but the Parties are *****, Immunomedics will then *****, provided that, in the case of (b) only, such license ***** (including without limitation the *****) as were the subject of the *****in the ***** under Section 2.6.1. ***** *****, subject to the provisions set forth in Section 2.6.4.

2.6.4 *****. Unless UCB *****, pursuant to Section 2.6.1, of ***** period after the date Immunomedics ***** (in which case the limitations and restrictions of this Section 2.6.4 shall not apply), Immunomedics ***** pursuant to Section 2.6.3 unless and until Immunomedics *****to UCB ***** in respect of such ***** UCB shall have ***** from the date of *****Immunomedics that UCB ***** of UCB to provide ***** Immunomedics to *****.

2.6.5 Continued Effectiveness of UCB Rights. In the event that Immunomedics has ***** following the end of the ***** period for UCB ***** Section 2.6.4, then thereafter (and provided that UCB *****pursuant to Section 2.6.1, of its ***** period after the date Immunomedics ***** in which case this Section 2.6.5 shall not apply), if Immunomedics *****Immunomedics will ***** and the procedure described in this Section 2.6 shall apply again *****. For the avoidance of doubt, once the *****with respect to a ***** nothing in this Section 2.6 restricts or limits the right and ability of Immunomedics ***** this Agreement shall expire as of the end of such *****and be deemed an expiration under Section 14.1 as of such date, provided that this Section 2.6 shall survive such expiration with respect to ***** until the earlier to occur of (a) ***** after the date ***** under Section 2.6.1, and (b) *****. For the avoidance of doubt, if the AGC has determined to cease Development of the Licensed Compound as described at the beginning of this Section 2.6, but no ***** as specified at the beginning of Section 2.6.1, this Agreement shall thereupon expire, which shall be deemed an expiration under Section 14.1 as of such date, and this Section 2.6 shall not survive such an expiration.

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2.7 *****.

2.7.1 Immunomedics. During the period from the Effective Date to the earlier of (a) ***** after the Effective Date, or (b) ***** after completion, or suspension, of *****, Immunomedics, and any of its Affiliates, shall not *****. Immunomedics ***** UCB ***** with respect to any ***** Controlled by Immunomedics which undergoes clinical trials for ***** in the Territory after the Effective Date in accordance with Section 2.7.3 and 2.7.4.

2.7.2 UCB. During *****, UCB, and any of its Affiliates, shall not file ***** *****, except for the Licensed Compounds and Licensed Products hereunder.

2.7.3 *****. Following *****, Immunomedics, and any of its Affiliates, shall not enter into any license with a Third Party for any ***** Controlled by Immunomedics (or any of its Affiliates) which undergoes clinical trials for ***** in the Territory after the Effective Date unless and until Immunomedics ***** UCB ***** Immunomedics to the *****. UCB shall have ***** from the date of UCB’s receipt of Immunomedics’ ***** Immunomedics that UCB *****, in which case the Parties shall promptly *****. During such ***** period, Immunomedics shall make available, upon UCB’s request, all ***** Immunomedics’ possession and Control that is ***** and shall provide *****, as reasonably requested by UCB, *****. Any failure of UCB to provide such timely notice shall entitle Immunomedics to *****. For the avoidance of doubt, Immunomedics and any of its Affiliates may ***** Controlled by Immunomedics (or any of its Affiliates) which is ***** in the Territory after the Effective Date conducted by Immunomedics (or any of its Affiliates) and, even if, ***** is taken into ***** shall not be subject to the ***** in this Section 2.7. Notwithstanding the foregoing, in the event Immunomedics is acquired by, merges with, or substantially all of its assets are purchased by, a Third Party, provided that, and for so long as, an ethical wall exists between those persons involved in the ***** of such Third Party and its Affiliates, on the one hand, and those persons involved in the Licensed Product Development and Commercialization under this Agreement, on the other hand, and such wall prevents the flow and sharing of information between such persons, only those ***** which were Controlled by Immunomedics or any of its Affiliates immediately prior to such transaction shall be subject to the terms and conditions of this Section 2.7.3, and any other ***** of such Third Party and its Affiliates shall not be subject to these terms and conditions. If such wall does not exist, or does not prevent the flow and sharing of information between such persons, all ***** of such Third Party and its Affiliates shall be subject to this Section 2.7.3

2.7.4 Continued Effectiveness of UCB Rights. In the event that Immunomedics has not entered into an agreement with a Third Party within ***** following the end of the ***** period in Section 2.7.3 above with respect to an ***** under Section 2.7.3, then thereafter, if Immunomedics desires to enter into a license with a Third Party, Immunomedics will first notify UCB of its desire and the procedure described in Section 2.7.3 shall apply again. This Section 2.7 shall cease to have effect on the first to occur of *****.

2.8 No License for products other than Licensed Products. UCB acknowledges that the rights granted to UCB under the terms of this Agreement are granted so that UCB has the right and opportunity to Develop and Commercialize Licensed Products that fall within the scope of this Agreement, and not so that UCB can create, Develop or Commercialize other products that fall outside the scope of this Agreement. Accordingly, no rights are granted to UCB under this Agreement to create, Develop or Commercialize products other than Licenced Products.

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ARTICLE 3

AUTOIMMUNE GUIDANCE COMMITTEE

3.1 Autoimmune Guidance Committee. Immunomedics and UCB hereby establish a global autoimmune guidance committee (the “AGC”) to plan and oversee the conduct and progress of the Development (as against the relevant Development Plan) and Commercialization of the Licensed Compound and Licensed Products in the Field during the term and to undertake such other roles as are expressly allocated to it pursuant to this Agreement.

3.1.1 Responsibilities and Authority of the AGC. The AGC shall have the rights and obligations provided for herein and as agreed to by UCB and Immunomedics in writing from time-to-time during the term. Without limiting the foregoing, the AGC shall have the general responsibility for monitoring progress of all Development and Commercialization including regulatory activities. The AGC shall review and discuss and oversee the status, progress and plans for Development against the Development Plan and Commercialization of Licensed Products. Each Party shall provide the AGC with reasonable updates and reports with respect to the activities to be conducted by it under the then current Development Plan, by UCB in relation to Commercialization of Licensed Products and by Immunomedics in relation to the ***** and with respect to any ongoing trials as identified in Appendix 7, to enable the AGC to assess progress, status and future plans of Development and Commercialization of Licensed Products and ***** Agreed Indication and ways to ***** Agreed Indications. UCB shall also submit annually yearly budgets and multi-year expense forecasts (and updates of actual versus plan at each meeting) covering all Development and Commercialization of Licensed Products for review by the AGC, and for inclusion in the Development Plan itself (with respect to the budget). If UCB wishes to change or update the Development Plan in relation to any Agreed Indication, or if Immunomedics wishes to undertake any Development or Commercialization activity not previously reviewed by the AGC ***** it shall submit the proposed change or update or proposed activity to the AGC for review. For purposes of illustration, and without limiting any of the foregoing, the following actions, designations and documents, among others, shall require the prior approval of the AGC before such actions may be taken:

(a) any changes or updates to the Development Plan;

(b) any decision to cease Development of a Licensed Product in its entirety or in any Agreed Indication;

(c) any decision to not seek, or cease pursuing, Approval of a Licensed Product for SLE in a Major Market Country;

(d) any activity to be conducted by or on behalf of Immunomedics or any of its Affiliates or sublicensees in relation to the Licensed Compound ***** that could reasonably be considered to present a risk of adversely affecting an Agreed Indication, unless such activity has been previously approved, or is reasonably considered to be encompassed by an activity that has been previously approved, by the AGC (it being understood that the ***** for the ***** that are ***** and are ***** shall be deemed to have ***** provided that the *****to the *****at its *****and if any ***** and the ***** as soon as ***** (and in compliance with applicable Laws) and *****hereunder);

(e) any decision to include further indications as Agreed Indications; and

(f) any decision expressly delegated under this Agreement for determination or approval by the AGC.

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3.1.2 Certain Limitations on the Responsibilities and Authority of the AGC. The AGC shall have no authority to act on behalf of UCB or Immunomedics in connection with Third Parties. Without limiting the foregoing, the AGC shall have no authority to, and shall not purport to or attempt to: (i) negotiate agreements on behalf of UCB or Immunomedics, (ii) make representations or warranties on behalf of UCB or Immunomedics, (iii) waive rights of UCB or Immunomedics, (iv) take or grant licenses of intellectual property on behalf of UCB or Immunomedics, or (v) act in any manner that is inconsistent with the express terms and conditions of this Agreement. The AGC shall be subject to the express terms and conditions of this Agreement.

3.1.3 Decision-Making Standard for the AGC. All decisions and other actions of the AGC and each Party shall be made in good faith and with due care, after consideration of the information that is reasonably available to the AGC.

3.2 Membership of AGC. Within thirty (30) calendar days after the Effective Date, UCB and Immunomedics shall each appoint an equal number of members to the AGC (initially to be set at three (3) each, which number can be changed on mutual agreement of the Parties) one of whom shall be designated by each of UCB and Immunomedics as its “Co-Chair”, and each Party shall notify the other Party in writing of such appointments. UCB and Immunomedics shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the AGC, including its Co-Chair, by giving written notice thereof to the other Party.

3.3 Meetings.

3.3.1 Schedule of Meetings. The AGC shall establish a schedule of times for its meetings. Such meetings are currently anticipated to occur on a quarterly basis (but in any event shall occur no less frequently than two (2) times per year prior to the first Approval of a Licensed Product). Meetings shall also be convened upon the request of either or both of the Co-Chairs of the AGC by written notice (including notice via e-mail) thereof to their respective members that a meeting is required to discuss or resolve any matter or matters, such meetings to occur within thirty (30) calendar days of the date of the notice unless a later date is specified in the notice. Meetings shall alternate between the respective offices of UCB or Immunomedics or another mutually agreed upon location; provided, however, that the Co-Chairs of the AGC may mutually agree to meet by teleconference or video conference or may act by a written memorandum signed by the Co-Chairs of the AGC.

3.3.2 Quorum; Voting; Decisions. At each meeting of the AGC, the participation of at least one member designated by each of UCB and Immunomedics shall constitute a quorum. Each AGC member shall have one vote on all matters before the AGC; provided, however, that the member or members of each of UCB and Immunomedics present at any meeting shall have the authority to cast the votes of any of such Party’s members who are absent from the meeting. All decisions of the AGC shall be made by full consensus of all of the members present at a duly constituted meeting. Representatives of each of UCB and Immunomedics, in addition to the members of the AGC, may attend meetings as non-voting observers with prior notice to the other Party. In the event that the AGC is unable to resolve any matter before it, such matter shall be resolved as set forth in Article 15 (Dispute Resolution) hereof.

3.3.3 Minutes. A secretary shall be appointed to keep accurate minutes of the deliberations of the AGC recording all proposed decisions and all actions recommended or taken. Drafts of such minutes shall be delivered to the Co-Chairs of the AGC within a reasonable period of time not to exceed ten (10) Business Days after an AGC meeting. Draft minutes shall be edited by UCB and Immunomedics and shall be issued in final form within a reasonable time not to exceed twenty (20) Business Days after the meeting only with their approval and agreement as evidenced by their signatures on the minutes. Responsibility for appointment of the secretary shall rotate annually between Immunomedics and UCB.

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3.3.4 Expenses. Immunomedics and UCB shall each bear all expenses of their respective AGC members related to their participation on the AGC and attendance at AGC meetings.

ARTICLE 4

DEVELOPMENT; DEVELOPMENT PLANS

4.1 Development Plan; UCB Development Obligations. The initial Development Plan is attached hereto as Appendix 2 and shall be updated from time to time in accordance with this Agreement. Each Party shall use Reasonable Best Efforts to conduct the activities assigned to it under the Development Plan (as amended or updated from time to time in accordance with this Agreement) in relation to the SLE indication or other Agreed Indications in accordance with the timetable specified in the Development Plan for such activities (provided that, if no such assignment is made with respect to a given activity, it shall be presumed to be an activity to be conducted by UCB unless the context clearly suggests otherwise). Overall, UCB has the responsibility to, and shall use Reasonable Best Efforts to, Develop and obtain Approval for Licensed Products in Agreed Indications within the Territory. Without prejudice to any of the foregoing, UCB shall use Reasonable Best Efforts to Develop and obtain in the Major Market Countries Approval for a Licensed Product in Agreed Indications in the Territory as soon as practicable. The Parties acknowledge that Reasonable Best Efforts ***** if the ***** are such that such ***** (due to, for example and without limitation, *****).

4.2 Immunomedics Development Obligation. Immunomedics shall, at its own cost, use Reasonable Best Efforts, to: (i) undertake and perform such Development activities as are set forth in this Section 4.2 and as are expressly assigned to it in the Development Plan as amended or updated from time to time in accordance with this Agreement; and (ii) complete the Sjögren’s Trial. For the avoidance of doubt, Immunomedics shall be under no obligation hereunder to proceed with, or continue any, Development of Licensed Products for the Cancer Indication.

4.3 Immunomedics’ Manufacturing Obligations. Immunomedics has the responsibility for, and will, supply to UCB (including, if needed, manufacture), at Immunomedics’ own cost, sufficient quantities of Licensed Product, in the current formulation (including any upgrades thereto contemplated as of the Effective Date) and appropriate packaging, and of sufficient quality, as are reasonably required to complete the SLE Trials and the Open Label Study and the Sjögren’s Trial. Subject to Section 5.7, Immunomedics also has the responsibility, and will use Reasonable Best Efforts, to manufacture and supply such quantities of such Licensed Product, in the current formulation (including any upgrades thereto contemplated as of the Effective Date) and appropriate packaging, and of sufficient quality, in accordance with GMP, applicable regulatory requirements and the corresponding Approval, as UCB may request, solely for commercial launch in the United States of the first Licensed Product for the first of such Approved indications, at Immunomedics’ own cost. Immunomedics will also support the transfer of the manufacture of Licensed Compound and Licensed Products to UCB by assembling the basis of a chemistry, manufacturing and controls package from the data and know-how that is available to and Controlled by Immunomedics, and, subject to the applicable terms and conditions of Article 5, by conducting those activities described in Article 5 and the Transition Plan. Upon the reasonable request of UCB for supplies of Licensed Products to be used in clinical Development (other than the SLE Trials, the Open Label Study and the Sjögren’s Trial referred to above) or Commercialization, in all such cases prior to the establishment of manufacturing capability for Licensed Products by UCB or its permitted manufacturer, Immunomedics shall reasonably consider such request, subject to availability of necessary

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personnel, resources and capacity. If Immunomedics agrees to such request, it will use Reasonable Best Efforts to manufacture and supply such quantities of such Licensed Product and appropriate packaging. Any such supply shall be of sufficient quality, in accordance with GMP, applicable regulatory requirements and the corresponding Approval. Such supply shall be made at a price equal to ***** of Immunomedics’ documented ***** therefore *****. Immunomedics may perform any of its supply and manufacturing obligations hereunder through contract manufacturers and/or suppliers, provided that it remains fully responsible for all acts and omissions of such manufacturers and suppliers in their conduct of such obligations. In light of the capacity limits in Section 5.6, the Parties acknowledge and agree that the priority use of Immunomedics’ manufacturing capacity hereunder shall be first, *****.

4.4 Development. The Development of Licensed Compound and Licensed Products in each Agreed Indication shall be conducted pursuant to the Development Plan (which shall have separate sections for each indication), as the same may be amended from time-to-time by the AGC pursuant to Article 3, and in accordance with this Agreement and applicable Law. The initial Development Plan as of the Effective Date is attached hereto as Appendix 2 to this Agreement. The AGC will, from time-to-time, as appropriate, update the Development Plan in accordance with this Agreement, including where appropriate, to add new indications for Development (in accordance with Section 6.1), to reflect new information available to, or generated by, the Parties, and to include and/or modify timing and launch plans, and marketing and commercialization plans. The Development Plan indicates that at the Effective Date, SLE is the only initial Agreed Indication to be pursued by UCB.

4.5 Development Reports. Each Party will provide the AGC with written development reports within forty-five (45) calendar days following the end of the second and fourth Calendar Quarter each Calendar Year (i.e., every six (6) months) presenting a meaningful summary of progress against the Development Plan and activities accomplished by that Party in relation thereto through the end of such six (6) month period, which summary will include, to the extent applicable, a summary of significant results, adverse event reports, information and data generated, manufacturing developments, significant challenges anticipated and updates regarding significant intellectual property and supply chain matters, with respect to Licensed Compound and Licensed Product.

4.6 Immunomedics’ Reporting Obligations. Immunomedics will provide the AGC, within forty-five (45) calendar days following the end of the second and fourth Calendar Quarter in each Calendar Year (i.e. every six (6) months), in relation to Development of Licensed Products for the *****, sufficient information to enable the AGC to assess whether or not any such activities may affect any Agreed Indication, how it may affect any Agreed Indication and what, if any, decision should be taken as a result in order to mitigate any such effect.

4.7 Records. Each Party shall maintain, and require its contractors to maintain, complete and accurate records of all work conducted by it or on its behalf in furtherance of the Development and Commercialization of the Licensed Compound and Licensed Products and all results, data and developments made in conducting such activities. Such records shall be complete and accurate and shall fully and properly reflect all such work done and results achieved in sufficient detail and in good scientific manner appropriate for business, patent and regulatory purposes.

4.8 Development Responsibilities and Costs. Each Party ***** under a Development Plan with respect to the Licensed Compound and Licensed Products. Each Party shall conduct its Development activities hereunder with respect to Licensed Products in compliance with all applicable legal and regulatory requirements, including, without limitation, all legal and regulatory requirements pertaining to the design and conduct of clinical trials.

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4.9 Regulatory Responsibilities and Costs. UCB shall have sole responsibility for all regulatory filings and related submissions with respect to the Licensed Compound and Licensed Products in all indications in the Field. ***** Immunomedics ***** regulatory filings and related submissions with respect to the Licensed Compound and Licensed Products that *****. The costs of preparing all filing and submissions with respect to the Licensed Compound and Licensed Product shall be borne by UCB in relation to all indications in the Field and by Immunomedics in relation to the Cancer Indications (but only for so long as the Cancer Indication is outside the Field). Through the AGC, UCB shall keep Immunomedics informed of progress with respect to any filings and applications for Approval. In addition, upon reasonable request from Immunomedics, UCB shall provide Immunomedics with on-site access to filings and submissions, existing summaries of clinical protocols and investigator brochures, in each case held by UCB or its Affiliates, with respect to Licensed Compounds and Licensed Products for purposes of reviewing them, so long as such access does not interfere with or delay UCB’s regulatory activities with respect thereto. In addition, upon reasonable prior written request from Immunomedics, UCB shall give its consent to Immunomedics making copies of specific portions thereof reasonably identified by Immunomedics in the course of such access and review as being of material importance to Immunomedics. ***** in connection therewith ***** specifically for the ***** those specifically for the ***** which shall be, to the extent practicable and consistent with *****to the extent practicable***** UCB shall, to the extent practicable, provide Immunomedics with prior notice of, and an opportunity to attend and observe all scheduled meetings (whether in-person or by conference call) with Regulatory Authorities regarding Licensed Products in relation to the Field. Each Party grants to the other Party full rights of reference to, and use of, its Approvals and other regulatory filings and submissions (and all data contained therein) for use by such other Party in the Development and Commercialization of Licensed Compounds and Licensed Products hereunder in its respective Fields (i.e., the Field for UCB *****). Notwithstanding the foregoing, in the event it is *****. In such event, *****. Except as expressly provided otherwise above, each Party shall also bear its own internal costs in providing regulatory assistance to the other Party under this Section.

4.10 Subcontracting. A Party may perform any activities in support of its Development and/or Commercialization of Licensed Compound and Licensed Products through subcontracting to a Third Party contractor or contract service organization, provided that: (a) any such Third Party subcontractor to whom a Party discloses Confidential Information of the other Party shall enter into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of the other Party’s Confidential Information that are no less restrictive than the obligations in this Agreement; (b) such Party will obligate such Third Party to agree in writing to assign or license (with the right to grant sublicenses) to such Party any inventions (and patent rights covering such inventions) made by such Third Party in performing such services for such Party that are necessary to the Development or Commercialization of Licensed Compound or Licensed Products; and (c) such Party shall at all times be responsible for the performance of such subcontractor. Nothing in this Section 4.10 authorizes the granting of a sublicense of the rights licensed to UCB hereunder except in accordance with Section 2.1.

ARTICLE 5

TRANSFER OF KNOW-HOW AND MATERIALS

5.1 Delivery of Cell Line and Related Know-How. As soon as reasonably possible and in any event no later than ninety (90) calendar days after the Effective Date (except with respect to manufacturing Immunomedics Know How to be provided pursuant the Transition Plan under Section 5.2 or under Section 5.4, which shall be provided in accordance with the schedule for such Transition Plan and/or Section 5.4, as applicable), Immunomedics shall provide to UCB (which can be in the form of copies and electronic files) all Immunomedics Know-How in existence at that time having regard to the

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Licensed Products existing or reasonably contemplated in the initial Development Plan as of the Effective Date, including without limitation the information, materials and know-how described in Appendix 3 and all information in any tangible form reasonably necessary or useful for UCB to conduct pre-clinical evaluations and stability testing of the Licensed Compound, to conduct the clinical trials identified in the initial Development Plan and to meet regulatory requirements in relation to the Licensed Compound and any Licensed Product existing or reasonably contemplated in the initial Development Plan as of the Effective Date. For (12) twelve months after the Effective Date, and thereafter upon reasonable request from UCB, Immunomedics shall also provide to UCB (in a manner that is not overly burdensome to Immunomedics regular operations), solely to the extent falling within the definition of Immunomedics Know-How, timely updates to the Immunomedics Know How (as and when the same may come into Immunomedics’ or its Affiliates’ Control) having regard to the Licensed Products existing or reasonably contemplated by the Development Plan from time to time. Notwithstanding the foregoing or anything else in this Agreement, *****.

5.2 Transition Plan. Each Party shall use Reasonable Best Efforts to complete the activities assigned to it under the Transition Plan within the timetable set out for such activities in the Transition Plan. The Parties shall co-operate to implement and execute the Transition Plan to best effect. As part of the Transition Plan, Immunomedics will provide UCB with the services of key personnel for a reasonable amount of time, or, if any such person ceases to be employed or retained by Immunomedics or any of its Affiliates, with a person of similar expertise and experience. The Parties acknowledge that it is their intention that all activities or services to be conducted pursuant to this Section 5.2 be completed by the first anniversary of the Effective Date (and that UCB shall not use the activities to be provided by Immunomedics for purposes of obtaining general education and training services).

5.3. Restrictions; Cooperation. All information, materials and documentation provided by Immunomedics under this Article 5 shall not be used by UCB for any purpose other than Development or Commercialization of Licensed Compound and Licensed Products in the Field in accordance with this Agreement and shall constitute Confidential Information of Immunomedics. UCB shall reasonably cooperate with Immunomedics to receive, understand and apply the materials and information provided by Immunomedics hereunder, including by making available personnel with sufficient qualifications and expertise to efficiently supply, receive, understand and apply (as appropriate) such materials and information hereunder.

5.4 Delivery of Cell Line; Manufacturing Assistance. In accordance with Section 4.3, Immunomedics shall continue the manufacture of the Licensed Compound through the clinical Development of Licensed Products for (a) the SLE Trials, the Open Label Study and the Sjögren’s Trial; and (b) for any other clinical activity for any Agreed Indication for which Immunomedics has agreed to undertake supply responsibility pursuant to Section 4.3. In accordance with the Transition Plan, including any target timeframes therein, Immunomedics shall transfer all manufacturing know-how included within the Immunomedics Know-How pertaining to the Licensed Compound to UCB, which shall in any event occur within a reasonable time following the Effective Date. Without limiting the generality of this Article 5, *****

5.5 Cost Reimbursement. UCB shall reimburse Immunomedics for all ***** incurred by Immunomedics in providing the services and activities undertaken by Immunomedics under Article 5. Furthermore, with respect to services and activities undertaken by Immunomedics under Sections 5.2 and 5.4 after the *****, provided Immunomedics has, in all material respects, discharged its obligations under the Transition Plan in accordance with the timetable set out in the Transition Plan (it being understood that in the event of any failure to so discharge its obligations under the Transition Plan, and without prejudice to any other rights and remedies of UCB hereunder in respect of such failure, the *****, and the corresponding periods below, shall be extended by a period of time commensurate with the additional

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time required for Immunomedics to meet its obligations under the Transition Plan). UCB ***** associated with that ***** and ***** at *****, but solely to the extent such ***** exceeds, in the aggregate, *****. All reimbursements payable pursuant to this Section 5.5 shall be made to Immunomedics within ***** after submission of a valid invoice by Immunomedics, *****, and, if applicable, ***** incurred. For the avoidance of doubt, all *****.

5.6 Limits on Manufacturing. UCB acknowledges that Immunomedics has produced Licensed Compound only in ***** or ***** batches prior to the Effective Date. Accordingly, Immunomedics’ obligations to supply Licensed Compound for launch shall be subject to this capacity limitation. UCB (either itself or using a contract manufacturer) shall use Reasonable Best Efforts to develop a robust process for manufacturing Licensed Compound at commercial scale.

ARTICLE 6

NEW INDICATIONS, CANCER INDICATION BUY-IN RIGHTS

6.1 New Indications. Should either Party wish to amend the Development Plan to include an additional Agreed Indication (in addition to the SLE Indication) it shall make a proposal in writing to the AGC. Such proposal shall identify the relevant indication (each a “New Indication”) and shall include all information (including a draft Development Plan for such New Indication) in such Party’s possession and Control that is reasonably required by the other Party to evaluate: (a) ***** for pursuing Development of the Licensed Compound in such New Indication; and (b) ***** the Development of the Licensed Compound in any Agreed Indication. The AGC shall have a reasonable period of time (to be not less than ***** from receipt of all relevant information from the Party making the proposal) to determine whether or not the proposed New Indication should be an Agreed Indication, and, if the AGC decides that the proposed New Indication should be an Agreed Indication, such New Indication shall be deemed to be an Agreed Indication from the date of such decision. UCB will then use Reasonable Best Efforts to submit a proposed Development Plan for such Agreed Indication to the AGC as soon as practicable. For the avoidance of doubt, UCB shall secure AGC approval of a given indication as an Agreed Indication hereunder before pursuing Development or Commercialization of Licensed Compounds and Licensed Products for such indication pursuant to this Agreement. Without prejudice to the foregoing, if UCB, acting reasonably, considers that there exists a ***** for Development by UCB of the Licensed Compound or Licensed Products in *****, *****, or Sjögren’s Syndrome (whether identified on UCB’s own initiative or in response to suggestions and information from Immunomedics), UCB shall conduct a reasonable due diligence of such Development for the identified ***** or Sjögren’s Syndrome indication to determine whether UCB considers that there is a reasonable scientific and commercial basis for UCB to pursue Development of the Licensed Compound or Licensed Products in that indication. Following such due diligence, UCB shall present its conclusion, and its reasons for such conclusion, to the AGC. In addition, if UCB, acting reasonably, concludes that it is commercially reasonable for UCB to pursue Development of any such ***** or Sjögren’s Syndrome indication as an Agreed Indication hereunder, UCB shall submit a proposal to the AGC to develop such indication as an Agreed Indication and vote in favor of such proposal. in accordance with this Section 6.1. For the purposes of this Section 6.1, when considering and determining whether (a) there is a ***** for UCB to pursue or not pursue Development of the Licensed Compound or Licensed Products in such ***** or Sjögren’s Syndrome indication; (b) whether it is commercially reasonable for UCB to pursue or not pursue Development of such ***** or Sjögren’s Syndrome indication, UCB is entitled to take into account all reasonable relevant factors including without limitation *****.

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6.2 Buy-In Rights for the Cancer Indication.

6.2.1 Subject to Section 6.2.3, UCB shall have the right, as set forth herein (the “Buy-In Right”), to acquire Development and Commercialization rights for the Licensed Compound and Licensed Products in the Cancer Indication prior to Approval for the Cancer Indication and the First Commercial Sale thereof. The Buy-In Right must be exercised, if at all, by UCB in accordance with this Section with respect to the entirety of the Cancer Indication. Within ***** after the completion of the data analysis of each clinical trial phase of the Licensed Product for the Cancer Indication, Immunomedics shall provide to UCB: (a) a final report from Immunomedics of the outcome of that clinical trial, such report to contain all information presented to the decision making body within Immunomedics responsible for determining whether or not Immunomedics will continue to Develop the Licensed Product in the Cancer Indication; (b) Immunomedics’ decision as to whether or not it will continue to Develop the Licensed Product in the Cancer Indication; and (c) a statement of all costs (including overhead, internal and external costs) incurred by Immunomedics in the Development of such Licensed Compound or Licensed Product for the Cancer Indication starting from the Phase II clinical trial, including costs for manufacturing supplies of Licensed Product for the Phase II clinical trial and start-up and preparation costs for the Phase II clinical trial, and incurred thereafter (broken down in reasonable detail) (“Development Costs”). UCB shall then have a period of ***** from the date of receipt of such three items ((a), (b) and (c) above) to determine whether to exercise the Buy-In Right with respect to the Cancer Indication. During such period, Immunomedics shall respond to reasonable questions from UCB regarding such Development results and the Development Costs. If UCB decides to exercise the Buy-In Right with respect to the Cancer Indication (thereafter, the “Acquired Indication”), UCB shall reimburse Immunomedics for the Development Costs actually incurred by Immunomedics (which Development Costs shall not exceed the costs as indicated on the statement). In addition, UCB shall pay to Immunomedics a buy-in fee equal to: (a) ***** of the amount of the Development Costs in the event such Buy-In Right is exercised after completion of the ***** for such Acquired Indication; (b) ***** of the Development Costs in the event such Buy-In Right is exercised after completion of such *****; or (c***** of the Development Costs in the event such Buy-In Right is exercised after ***** for the Cancer Indication (provided that, in the case of (c) only, the last ***** milestone payment in Section 9.2 for the Cancer Indication shall be waived by Immunomedics and shall not be payable by UCB in lieu of (and effective upon) payment of such ***** buy-back fee), in each case with UCB paying such amounts within ***** after exercise of the Buy-In Right. UCB may audit Development Costs and Section 9.7 shall apply mutatis mutandis to any such audit.

6.2.2. If UCB exercises a Buy-In Right in accordance with this Section 6.2, then Immunomedics and UCB shall coordinate the transfer of all data and information relating to the Acquired Indication that is in Immunomedics’ Control and not already in the possession of UCB and Immunomedics shall promptly transfer or otherwise assign to UCB (solely to the extent such transfer or assignment is permitted) all rights in all contracts for goods or services related solely or predominantly (in which latter case, Immunomedics shall, if such agreement so permits, retain the benefit or use of such contracts for matters not involving the Acquired Indication) to the Development or Commercialization of the Acquired Indication. Immunomedics shall use Reasonable Best Efforts to (a) ensure any agreement it enters into in relation to Licensed Products for the Cancer Indication permits its assignment to UCB; and (b) where any such agreement cannot be assigned to UCB, make available to UCB the benefit of that agreement (whether by subcontracting or by any other appropriate method.) As of the effective date of the exercise of the Buy-In Right, (a) the AGC shall assume the planning and oversight of the Development of the Licensed Compound with respect to the Acquired Indication as an Agreed Indication, (b) UCB shall assume the rights and responsibilities for Development and Commercialization of the Licensed Compound and Licensed Products for the Acquired Indication; and (c) the Acquired Indication shall be deemed to be an Agreed Indication and shall again be included in the definition of the term “Field” for all purposes under this Agreement.

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6.2.3. Unless and until UCB exercises the Buy-In Right with respect to the Cancer Indication, then (subject to Section 6.3) Immunomedics shall continue to have the exclusive right and responsibility for the Development and Commercialization of the Licensed Product in the Cancer Indication, subject to and in accordance with the terms of this Agreement. The Buy-In Right for the Cancer Indication shall expire upon the first to occur of the First Commercial Sale following Approval of a Licensed Product for the Cancer Indication or the expiration or termination of this Agreement.

6.3. Termination of Cancer Indication. Should Immunomedics for any reason decide to cease, or should Immunomedics cease, Development or Commercialization of any Licensed Product in the Cancer Indication, it shall promptly notify UCB in writing, offering UCB the right to exercise its Buy-In Right with respect to the Cancer Indication under the provisions of Section 6.2 above. For the avoidance of doubt, Immunomedics shall bear all costs in relation to the Cancer Indication incurred unless and prior to the date on which it becomes an Agreed Indication (subject to the reimbursement and buy-in fees provided for in Section 6.2 above in the event of an exercise of the Buy-In Right).

ARTICLE 7

MANUFACTURE AND SUPPLY

7.1 Manufacture and Supply. Except as set forth in Section 4.3 and Section 5, UCB shall be solely responsible at its expense for making all of its requirements of the Licensed Compound and Licensed Products for Agreed Indications and Immunomedics shall be similarly responsible for its requirements of the Licensed Compound and Licensed Products for the Cancer Indication (for as long as the Cancer Indication remains outside the Field). Each Party shall manufacture, handle, store and ship the Licensed Compound and Licensed Products in compliance with all applicable Laws, with all regulatory filings, and with its applicable internal specifications and quality control procedures. *****

7.2 Supply of Licensed Compound to Immunomedics. In the event UCB is manufacturing Licensed Compound or Licensed Products for use in the Field and Immunomedics would like to utilize such supplies for its uses consistent with the terms and conditions of this Agreement, it shall so notify UCB and UCB shall ***** supplying such Licensed Compound or Licensed Products to Immunomedics under ***** terms to be agreed between the Parties and at a price equal to ***** of UCB’s documented *****.

ARTICLE 8

COMMERCIALIZATION

8.1 Commercialization Obligations. UCB shall use Reasonable Best Efforts to Commercialize Licensed Products in the Agreed Indications in the Territory. Without limiting the foregoing, UCB shall use Reasonable Best Efforts to obtain Approval for a Licensed Product in the SLE indication in the Major Market Countries and, if an Approval that meets or exceeds the Minimum Label is obtained, to use Reasonable Best Efforts to launch the Licensed Product for the SLE indication in each Major Market Country promptly after receipt of pricing and reimbursement approval (if and to the extent applicable) for the Licensed Product in such country (with such Reasonable Best Efforts for a given country taking into account matters such as pricing and other issues that may exist in such country which might adversely affect the overall successful Commercialization of Licensed Product in the Territory as a whole). Each Party shall comply with all applicable Laws in connection with its Commercialization of Licensed Products. UCB shall have sole responsibility for, and shall bear the cost of conducting, all

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Commercialization with respect to the Licensed Compound and Licensed Products in the Field and Immunomedics shall have sole responsibility for, and shall bear the cost of, all Commercialization activities with respect to Licensed Compound and Licensed Products in the Cancer Indication (unless and until the Cancer Indication is included within the Field). Immunomedics shall notify UCB ***** with respect to the ***** of the ***** (such notice to include ***** and, to the extent relevant to the activities to be conducted by UCB pursuant to this Agreement, *****. All such information in such notice shall be treated as Confidential Information of Immunomedics under Article 12. ***** in such notice with respect to***** prior to the earlier of (a) the date Immunomedics *****, or (b) ***** after the date of notice *****.

8.2 Marking. Each Licensed Product Commercialized by UCB under this Agreement shall be marked (to the extent practicable and not prohibited by applicable Law): (i) with a notice that such Licensed Product is sold under a license from Immunomedics; and (ii) with applicable patent and other intellectual property notices relating to the Immunomedics Patent Rights in such a manner as may be required by applicable Law.

ARTICLE 9

FINANCIAL TERMS

In consideration of the rights granted by Immunomedics to UCB pursuant to this Agreement, UCB shall make the payments provided for in this Article 9.

9.1 Initial Payment and Cost Reimbursement.

9.1.1 Initial Payment. Within ten (10) Business Days after the Effective Date, UCB shall pay to Immunomedics a nonrefundable, noncreditable payment of twenty-five million Dollars ($25,000,000) in cash by wire transfer into an account designated in writing by Immunomedics.

9.1.2 Cost Reimbursement and Recognition Payment. UCB shall reimburse Immunomedics for certain costs incurred by Immunomedics in the Development of the Licensed Compound and pay certain other amounts in respect of such efforts as set forth in this Section 9.1.2. The reimbursable expenses and such other payment shall be: (a) the expenses incurred by Immunomedics in connection with certain clinical activities relating to Licensed Compounds and Licensed Products and the SLE Trials, provided that such reimbursable expenses shall not exceed ***** (the “Reimbursable Expenses); and (b) an amount equal to ***** in recognition of Immunomedics’ past efforts with respect to the Sjögren’s Trial. UCB shall pay the total of the foregoing amounts in (a) and (b) (which aggregate amount shall not exceed thirteen million Dollars ($13,000,000)) to Immunomedics within ten (10) Business Days after the Effective Date, by way of a nonrefundable payment in cash by wire transfer into an account designated in writing by Immunomedics. Save for the foregoing payments (and except to the extent expressly provided otherwise in this Agreement), all costs incurred by Immunomedics prior to the Effective Date shall be borne by Immunomedics whether or not such costs are paid prior to, on or after the Effective Date. Immunomedics shall provide to UCB reasonable evidence that it has incurred the Reimbursable Expenses. In addition, UCB may audit the Reimbursable Expenses and the terms contained in Section 9.7 shall apply mutatis mutandis to any such audit. Immunomedics agrees that it is obligated to incur at least ***** in connection with clinical activities relating to Licensed Compounds and Licensed Products and the SLE Trials and, if and to the extent it has not done so prior to the Effective Date, it will so incur such costs after the Effective Date until the ***** has been spent by Immunomedics.

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9.2 Development Milestone Payments.

9.2.1 Development Milestone Payments. UCB shall make milestone payments to Immunomedics upon achievement of each of the milestone events with respect to Licensed Products in the amounts set forth below. The milestone payments set forth below will be payable by UCB to Immunomedics within ***** of the achievement of the specified milestone event with respect to the Licensed Compound. Such milestone payment shall not be refundable or returnable in any event, nor shall it be creditable against royalties or other payments. For the avoidance of doubt each milestone payment shall be payable only once regardless of the number of Licensed Products or indications that are Developed or Commercialized.

Milestone Event	Milestone Payment
*****	$10,000,000 Equity Investment* plus $30,000,000 in cash
*****	$10,000,000 Equity Investment* plus $20,000,000 in cash
*****	$20,000,000
***** *****	$10,000,000
*****	$10,000,000
*****	$10,000,000
*****	$15,000,000
*****	$15,000,000
*****	$15,000,000 (subject to Section 6.2.1)

.	*Each such equity investment shall be a $10,000,000 purchase by UCB of authorized but unissued shares of Immunomedics Common Stock, $0.01 par value per share. The purchase price per share shall be equal to the greater of (i) the ***** *****; or (ii) *****. The purchase price per share payable by UCB under subclause (ii) in the immediately preceding sentence shall be adjusted proportionately (i) in the event of a stock dividend on, or a split, reverse stock split, subdivision or reclassification of, the common stock or (ii) upon the distribution to stockholders of securities or other assets (excluding regular periodic cash dividends). Such purchase shall be made pursuant to a securities purchase agreement by and between the Parties which shall include customary representations and warranties of the Parties. The closing of such transaction shall occur no later than *****. The Parties acknowledge and agree that the shares of Common Stock issued pursuant to the securities purchase agreement shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and shall be “restricted securities” as defined under Rule 144 promulgated under the Securities Act. Such shares shall only be issued in accordance with the applicable rules and regulations of the Nasdaq Stock Market.

9.3 Commercialization Milestone Payments. The following milestone payments will be payable in cash by UCB to Immunomedics within ***** of the end of the Calendar Year in which

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UCB and its Affiliates first achieves, or exceeds, the following annual Net Sales targets for all Licensed Products in all countries in the Territory (including all indications and formulations for such Licensed Products):

Annual Net Sales	Payment to Immunomedics
*****	*****
*****	*****

For the avoidance of doubt, each such milestone payment shall be payable only once regardless of the number of Licensed Products or indications that are Developed or Commercialized and regardless of the number of Calendar Years in which the annual Net Sales set out above are achieved or exceeded.

9.4 Royalty Payments.

9.4.1 Subject to Sections 9.4.2, 9.4.3 and 9.4.4, UCB shall pay to Immunomedics royalty payments on a Calendar Quarterly basis equal to the indicated percentage of aggregate annual Net Sales in the Territory of all Licensed Products sold, transferred or otherwise disposed of by or on behalf of UCB, its Affiliates, or any permitted sublicensee (including all indications and formulations for such Licensed Products) generated in each Calendar Year in the Territory from and after the First Commercial Sale of Licensed Product . Such payments shall be made in accordance with Section 9.6 below.

Aggregate Annual Net Sales of all Licensed Products	Royalty Rate
Up to *****	*	****
From*****to *****	*	****
From *****to *****	*	****
Above*****	*	****

By way of example, in a given Calendar Year, if the aggregate annual worldwide Net Sales for all Licensed Products is *****, the following royalty payment would be payable under this Section 9.4.1 (subject to the reductions set forth below): *****.

9.4.2 Royalty Rate Step-Down for Know-How. Royalties shall be payable at the rates set forth in Section 9.4.1 above on Net Sales of Licensed Products (determined on a country-by-country and Licensed Product-by-Licensed Product basis) from the ***** and continuing *****. Thereafter, subject to Sections 9.4.3 and 9.4.4, royalties shall be payable by UCB on such Licensed Products at rates equal to ***** of the rates indicated in Section 9.4.1, on Net Sales of such Licensed Products in any such country, to reflect the use by UCB of Immunomedics Know-How, or know-how or materials derived from the Immunomedics Know-How, in connection with the Development, manufacture, use, sale or other Commercialization of Licensed Products, along with Immunomedics’ other contributions to the Licensed Product hereunder. The foregoing royalty arrangement is entered into for the convenience of the Parties and reflects a reasonable and considered allocation of value amongst the Immunomedics Patent Rights (and the protection provided therefrom throughout the world) and the other intellectual property rights and contributions provided by Immunomedics hereunder.

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9.4.3 Royalty Reduction for Competitive Compounds and Generic Products. Notwithstanding the royalty amounts that would otherwise be payable under Sections 9.4.1 and 9.4.2: (i) royalties shall be payable by UCB on Net Sales of Licensed Products at rates equal to ***** less than the rates indicated in Section 9.4.1 (i.e., ***** respectively) on a ***** of Competitive Compounds and Generic Products (excluding any sales by UCB, or its Affiliates and any sales of Licensed Products by UCB’s sublicensees) which are Approved or labeled for at least one common indication as such Licensed Products in such country, measured over any Calendar Year period, exceed ***** (but are less than *****) of the unit sales volume for the applicable Licensed Product in that Calendar Year in that country, as measured by IMS Health or its successor, and (ii) royalties shall be payable by UCB on Net Sales of Licensed Products at a fixed rate of ***** on a ***** of Competitive Compounds and Generic Products (excluding any sales by UCB, or its Affiliates and any sales of Licensed Products by UCB’s sublicensees) which are Approved or labeled for at least one common indication as such Licensed Products in such country, *****, exceed ***** of the unit sales volume for the applicable Licensed Product *****, as measured by IMS Health or its successor. If, at the end of any Calendar Year, it is calculated that the royalties paid by UCB in that Calendar Year should have been subject to any royalty reduction pursuant to this Section 9.4.3 and, as a result, UCB has overpaid such royalties, Immunomedics shall provide UCB with a credit for the amount by which the royalties have been overpaid to be applied against the royalty and milestone payments due to Immunomedics hereunder over the following four (4) Calendar Quarters (or, if such royalty and milestone payments for the following Calendar Quarter are less than the overpaid amount, Immunomedics shall, within ***** of receipt of written notice from UCB requiring Immunomedics to do so, reimburse UCB with respect to the difference between such royalty and milestone payments and the overpaid amount).

9.4.4 Accommodations for Cancer Indication and Agreed Indication Off-Label Sales. In the event a Licensed Product is Approved in the Cancer Indication, and unless and until the Cancer Indication becomes an Agreed Indication the Parties shall enter into a coordination agreement designed to address potential off-label sales of each of their Licensed Products outside and into the Field, on the one hand, and the Cancer Indication, on the other hand, which agreement shall, as a minimum, provide for compensation between the Parties to account for lost sales of their respective Licensed Products for their respective indications in the form of a reimbursement of lost profits (provided that in no event shall Immunomedics royalty rates hereunder be reduced below ***** as a result of any such compensation).

9.4.5 Royalty Conditions. The royalties under this Article 9 shall be subject to the following conditions:

(a)	that only one royalty shall be due with respect to the same unit of Licensed Product;

(b)	that no royalties shall be due upon the sale or other transfer among UCB and its Affiliates and its sublicensees for purposes of resale, but in such cases the royalty shall be due and calculated upon UCB’s or its Affiliate’s or sublicensee’s Net Sales of Licensed Product to the first independent Third Party; and

(c)	no royalties shall accrue on the disposition of Licensed Product in reasonable quantities by UCB or its Affiliates as part of an expanded access program or as donations to non-profit institutions or government agencies for non-commercial purposes, provided, in each case, that neither UCB nor its Affiliate receives more than a cost price for such Licensed Product.

9.4.6 Third Party Royalty Payments. If UCB is required to obtain a license from any Third Party under any patent that (in absence of a license) would be infringed by the manufacture, use or sale of any Licensed Compound (excluding, for the avoidance of doubt, any New Technology that may be

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combined or incorporated therewith), and if UCB is required to pay to such Third Party under such license any royalties calculated on sales of corresponding Licensed Product (“Third Party Amounts”), and the infringement of such patent cannot reasonably be avoided by UCB (having regard to the cost of avoidance), then UCB shall be permitted to credit up to ***** of the amount of such Third Party Amounts it actually pays in each Calendar Quarter against royalties that are payable to Immunomedics during the same Calendar Quarter; provided that in no event shall royalties payable to Immunomedics be reduced to less than ***** of the rates set forth in Section 9.4.1 on account of applying such credits. UCB shall, where it is aware of the same, provide Immunomedics with prior written notice of a potential need to obtain any license from any Third Party. If there is any dispute between the Parties with respect to whether UCB is required to obtain any such license under which Third Party Amounts would be payable and eligible for deduction from royalties as provided above, the dispute shall be referred to the Parties’ respective patent counsels for resolution and, if such patent counsels are unable to resolve the dispute within ***** of the date of referral, the dispute resolution procedures in Article 15 may be implemented by either Party. The Parties shall discuss the best course of action to resolve such potential license requirement(s). Subject to (a) the reimbursement and credits described herein; and (b) Immunomedics payment of royalties to ***** and ***** under the Third Party Licenses (which shall be the sole responsibility of Immunomedics); and (c) if Immunomedics does not obtain the consent of ***** to the grant of a sublicense to UCB, the payment of any amounts provided for with respect thereto under Section 2.1.3; UCB shall be solely responsible for paying any and all royalties, license fees, milestones and other payments that may be payable to any Third Party (including under any Future Third Party License) as a result of UCB’s Development, Commercialization, manufacture, use or sale of any Licensed Compound or Licensed Product (or as a result of the grant of a sublicense to UCB hereunder) and Immunomedics shall be solely responsible for paying any and all royalties, license fees, milestones and other payments that may be payable to any Third Party (including under any Future Third Party License) as a result of Immunomedics’ Development, Commercialization, manufacture, use or sale of the Licensed Compound or any Licensed Product for the Cancer Indication (for so long as the Cancer Indication is not an Agreed Indication). Furthermore, notwithstanding any of the foregoing to the contrary, the Parties agree that UCB shall be responsible at its own expense (without credits) for gaining access to ***** and (a) any foreign counterparts thereof, (b) all divisionals, continuations, continuations-in-part thereof or any other patent application claiming priority directly or indirectly thereto or any patent or patent application from which ***** claim direct or indirect priority, and (c) all patents issuing on any of the foregoing, and any foreign counterparts thereof, together with all ***** to the extent any of such patents or patent application claim or cover the manufacture, use, sale or importation of a Licensed Compound or a Licensed Product. UCB shall be responsible for obtaining all rights under the ***** needed for UCB’s, its Affiliates’ and its subcontractors’ activities in the Agreed Indications hereunder (including Immunomedics’ manufacturing activities under Section 4.3) and for paying all royalties, costs and fees with respect thereto. In keeping with the foregoing, under no circumstances shall payments made by UCB in relation to the ***** qualify for treatment as “Third Party Amounts” hereunder.

If UCB has notified Immunomedics that it considers in good faith that it is necessary to obtain any such license to patents from a Third Party under which Third Party Amounts would be payable and eligible for deduction from royalties as provided above and, as a result of Immunomedics disputing such necessity or the eligibility for deduction following discussion thereof by the AGC, UCB does not obtain a license from that Third Party and is subsequently sued by that Third Party for infringement of the relevant patent of that Third Party on account of the Development manufacture, use, sale or other Commercialization of Licensed Compound or Licensed Products hereunder, then (i) any amounts incurred by or awarded against UCB in the defense or settlement of, or as a result of the judgment rendered pursuant to, any such action, including any costs, damages and other payment obligations, up to and including the amount that would have been payable by UCB to the Third Party hereunder had UCB obtained the relevant license, shall be borne by UCB, (ii) any amounts reasonably incurred by UCB in the defense or settlement of such action, or as a result of the judgment rendered pursuant to such action,

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including any costs, damages or other payment obligations, in excess of that amount, shall be borne by Immunomedics and promptly paid by Immunomedics to UCB against invoice (solely to the extent reasonably attributable and allocable to the manufacture, use or sale of Licensed Products) and (iii) UCB shall be entitled to credit against royalties payable to Immunomedics by UCB ***** of (a) the amounts (if any) paid by UCB to such Third Party by way of damages or settlement in lieu of royalties in respect of activity in relation to Licensed Compound or any Licensed Product occurring prior to the conclusion of a license with such Third Party, until such amounts are fully recouped; and (b) in accordance with the terms of this Section 9.4.6, any ongoing royalties payable to that Third Party.

9.4.7 Royalty Floor. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the royalties payable by UCB pursuant to Section 9.4 on Net Sales in the Territory of Licensed Products sold, transferred or otherwise disposed of by or on behalf of UCB, its Affiliates or any permitted sublicensee be less than *****.

9.5 Manner of Payment. All payments to be made by a Party hereunder shall be made in Dollars by wire transfer of immediately available funds to such United States bank account as shall be designated by the receiving Party. Late payments shall bear interest at the rate provided in Section 9.10.

9.6 Sales Reports and Royalty Payments. After the First Commercial Sale of a Licensed Product, and during the term of this Agreement, UCB shall furnish to Immunomedics a written report, within *****calendar days after the end of each Calendar Quarter (or portion thereof, if this Agreement terminates during a Calendar Quarter), showing the amount of royalty due for such Calendar Quarter (or portion thereof). Royalty payments for each Calendar Quarter shall be due at the same time as such written report for the Calendar Quarter. With each quarterly payment, UCB shall deliver to Immunomedics a full and accurate accounting to include at least the following information:

(a) the quantity of each Licensed Product sold (by country) by UCB, its Affiliates and permitted sublicensees;

(b) the total gross sales and total Net Sales for each Licensed Product (by country) by UCB, its Affiliates, and permitted sublicensees in local currency and in Dollars;

(c) the calculation of Net Sales from such gross sales;

(d) the exchange rates used in determining the amount of U.S. Dollars payable;

(e) the royalties payable in Dollars which shall have accrued hereunder in respect of such Net Sales;

(f) withholding taxes, if any, required by applicable Law to be deducted in respect of such royalties; and

(g) on the first such applicable reports only, the dates of the First Commercial Sales of Licensed Products in any country during the reporting period.

9.7 Sales Record Audit. UCB shall keep, and shall cause each of its Affiliates, and permitted sublicensees to keep, full and accurate books of accounting in accordance with IFRS containing all particulars that may be necessary for the purpose of calculating all royalties payable to Immunomedics. The books of accounting (of UCB and its Affiliates and its sublicensees) shall be kept at their principal place of business and, with all necessary supporting data, shall during all reasonable times for the ***** next following the end of the Calendar Year to which each shall pertain, be open for inspection at

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reasonable times and upon reasonable notice by an independent certified accountant selected by Immunomedics, and as to which UCB has no reasonable objection, at Immunomedics’ expense (which accountant may not be retained on a contingency fee or similar basis under which financial incentives are provided based on the amount of recovery), for the sole purpose of verifying royalty statements for compliance with this Agreement. In no event shall such audits be conducted hereunder more frequently than *****. Such accountant must have agreed in writing to maintain all information learned in confidence, except as necessary to disclose to Immunomedics such compliance or noncompliance by UCB. ***** Any underpayments plus interest shall be paid by UCB within ***** of notification of the results of such inspection. Any overpayments plus interest shall be fully creditable against amounts payable in subsequent payment periods.

9.8 Currency Exchange. With respect to Net Sales invoiced in Dollars, the Net Sales and the amounts due to Immunomedics hereunder shall be expressed in Dollars. With respect to Net Sales invoiced in a currency other than Dollars, the Net Sales shall be expressed in the domestic currency of the entity making the sale, together with the Dollar equivalent, calculated using the arithmetic average of the spot rates on the close of business on the last Business Day of each month of the Calendar Quarter in which the Net Sales were made. The “closing mid-point rates” found in the “dollar spot forward against the dollar” table published by The Financial Times or any other publication as agreed to by the Parties shall be used as the source of spot rates to calculate the average as defined in the preceding sentence. All payments shall be made in Dollars.

9.9 Tax Withholding. UCB shall make all payments to Immunomedics hereunder without deduction or withholding for any taxes except as required by applicable Laws. In the event applicable Laws require UCB to deduct or withhold taxes from any payments to Immunomedics hereunder, UCB shall (a) deduct the relevant amount from the amounts payable to Immunomedics and pay the relevant taxation authority the relevant taxes on behalf of Immunomedics; (b) provide Immunomedics with satisfactory evidence of such payment of withholding or deductions; and (c) cooperate with Immunomedics in its claim for foreign tax credits, deductions or other relief as may be available under applicable Laws. UCB and its Affiliates shall provide reasonable cooperation to Immunomedics to enable Immunomedics to claim exemption from applicable withholding taxes under any double taxation or similar agreement in force (or any credits or deductions with respect thereto under applicable Laws) and shall provide to Immunomedics proper evidence of payments of withholding tax. Each Party shall be responsible for its own expenses incurred by it in the analysis of any tax issues hereunder (including any legal fees to tax attorneys with respect thereto).

9.10 Interest Due. Without limiting any other rights or remedies available to the Parties, the paying Party shall pay the receiving Party interest on any payments that are not paid on or before the date such payments are due under this Agreement at a rate of ***** above three month LIBOR (as determined by averaging the rates on the first and last Business Day of each month by reference to customary sources of LIBOR) per month, calculated on the total number of calendar days payment is delinquent.

9.11 New Technology Product Payments. In the event that UCB includes a given New Technology in a Licensed Product Developed in the Field pursuant to this Agreement, and the manufacture, use or sale of such New Technology by or for UCB (either alone or as applied with a Licensed Product) would infringe, absent the license granted pursuant to this Agreement, a Valid Claim within any Immunomedics Patent Rights in a Major Market Country (and which Valid Claim would not also be infringed by the Development, manufacture, use or sale of any existing or then-contemplated Licensed Product that did not contain such New Technology), UCB shall pay to Immunomedics the non-refundable, non-creditable amount of ***** for such New Technology within ***** of the earlier to occur of *****. Notwithstanding the foregoing, such payment amount shall only be payable by UCB if prior to the occurrence of (a) or (b) above, *****. In any event, Immunomedics shall promptly notify

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UCB as soon as it considers that a payment may be triggered under this Section 9.11 and UCB acknowledges its obligation under Sections 3.1.1, 4.4 and 4.5 to provide information to the AGC and/or Immunomedics regarding description of Licensed Products, and the composition and components thereof, with respect to which it determines to initiate Development hereunder. If so requested by UCB all Immunomedics Patent Rights that would be infringed, absent a license, by any such New Technology included within a Licensed Product that would not be infringed by a Licensed Product that did not include such New Technology shall be deemed a Core Immunomedics Patent Right hereunder, effective upon the later of the *****. For the avoidance of doubt, (y) a separate ***** payment shall be payable for each New Technology meeting the criteria for payment described above (but only one such payment for each given New Technology shall be payable, regardless of how many Valid Claims are infringed); and (z) in determining whether a technology is a material enhancement of a Licensed Product, the Licensed Products to be considered are those that are being Developed or Commercialized, or contemplated to be Developed under the Development Plan, at the relevant time.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES; DISCLAIMER;

LIMITATION OF LIABILITY

10.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date that (i) it has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement, (ii) execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized, (iii) this Agreement is legally binding and enforceable on such Party in accordance with its terms, subject to all limitations of bankruptcy, liquidation, reorganization, insolvency, moratorium and enforcement of creditors’ rights generally, general principles of equity (including without limitation those relating to specific performance, injunctions and other remedies) and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition law, penalties and jurisdictional issues including conflicts of laws), (iv) the performance of this Agreement by it does not create a breach or default under any other agreement to which it is a party, and (v) all necessary consents, approvals, and authorizations of all government authorities, Regulatory Authorities and other persons required to be obtained by such Party as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained.

10.2 Representations and Warranties of Immunomedics. Immunomedics represents and warrants to UCB that as of the Effective Date: (i) to the best of its knowledge there is *****or are *****of any *****; (ii) all *****as of the Effective Date *****of the *****which would *****of any *****as of the Effective Date *****and to *****of such *****or any of *****; (iii) *****and subject to *****(for the avoidance of doubt, this does not include *****); (iv) *****to the *****on the terms set out in this Agreement, and *****under this Agreement; (v) to the best of its knowledge*****that exist as of the Effective Date; (vi) *****or any of *****or, to it its actual knowledge, any of its *****under this Agreement*****under the *****as of the Effective Date; (vii) *****as of the Effective Date; (viii) *****as of the Effective Date; (ix) each *****; (x) each *****(other than the *****and other than the ***** ***** is ***** Immunomedics *****; (xi) the Third Party Licenses are the only agreement of Immunomedics licensing in Patents Rights which are included in the sublicense grant to UCB hereunder; (xii) *****; (xiii) Immunomedics has ***** UCB a *****; (xiv) all*****; (xv), all *****; (xvi) *****; and (xvii) other than the *****.

10.3 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF SAFETY,

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EFFICACY, MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY MATTER ARISING IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY ACTIVITIES CONDUCTED HEREUNDER, OR ANY COMPOUNDS OR PRODUCTS.

10.4 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT NEITHER PARTY LIMITS NOR EXCLUDES ITS LIABILITY ARISING OUT OF:

10.4.1 FRAUD BY IT OR ITS EMPLOYEES OR AFFILIATES; OR

10.4.2 DEATH OR PERSONAL BODILY INJURY OR DAMAGE TO, OR LOSS OR DESTRUCTION OF, REAL OR TANGIBLE PERSONAL PROPERTY ARISING OUT OF THE NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY OR ITS AFFILIATE, EMPLOYEES OR AGENTS.

ARTICLE 11

PATENT MAINTENANCE; INFRINGEMENT;

EXTENSIONS

11.1 Ownership of Inventions. Inventorship of inventions conceived or reduced to practice in the course of activities performed under or contemplated by this Agreement shall be determined by application of the patent laws of the applicable jurisdiction pertaining to inventorship. If such inventions are jointly invented by one or more employees, consultants or contractors of each Party, such inventions shall be jointly owned (“Joint Invention”), and corresponding patents and patent applications claiming such Joint Inventions shall be jointly owned. If such an invention is solely invented by one or more employees, consultants or contractors of one Party, such invention shall be solely owned by such Party, and any patent application filed claiming such solely owned invention shall also be solely owned by such Party. Each Party shall enter into binding agreements obligating all employees, consultants and contractors performing activities under or contemplated by this Agreement, including activities related to the Immunomedics Patent Rights, Licensed Compound or Licensed Products, to assign his/her interest in any invention conceived or reduced to practice in the course of such activities to the Party for which such employee, consultant or contractor is providing its services.

11.2 Filing, Prosecution and Maintenance of Immunomedics Patent Rights. Immunomedics shall be responsible, using its in-house patent counsel or outside patent counsel selected by Immunomedics for the preparation, prosecution (including, without limitation, any interferences, reissue proceedings and reexaminations) and maintenance of Immunomedics Patent Rights. Save as provided in this Section Immunomedics shall bear all relevant costs. Immunomedics shall submit to the AGC written budgets setting out Immunomedics’ estimate of the external out-of-pocket costs that are likely to be reasonably incurred by Immunomedics with respect to the preparation, prosecution and maintenance of the Core Immunomedics Patent Rights and the planned activities which will result in incurring such costs (each such budget, a “Patent Cost Budget”). The first Patent Cost Budget shall cover the period from the Effective Date until 30 June 2007 and shall be submitted by Immunomedics within thirty (30) calendar days from the Effective Date. Each subsequent Patent Cost Budget, covering each calendar year during the term of this Agreement, shall be submitted no later than thirty (30) calendar days before June 30th of the next year to which the Patent Cost Budget relates. At the next AGC meeting following the date on which each Patent Cost Budget is submitted, the AGC shall discuss, comment on and (if appropriate) approve that Patent Cost Budget (such approval not to be unreasonably withheld by either Party’s representatives on the AGC). If, during any period covered by a Patent Cost Budget, the actual external out-of-pocket costs reasonably incurred by Immunomedics with respect to the preparation, prosecution and maintenance of the Core Immunomedics Patent Rights in that period exceeds, or is likely

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to exceed, the approved Patent Cost Budget for that period by more*****or if Immunomedics wishes to conduct any activities other than those contained within the approved Patent Cost Budget, Immunomedics shall promptly notify the AGC and request the AGC’s approval to an amendment to the Patent Cost Budget or to any additional activities to accommodate such excess costs or additional activities, and shall also explain to the AGC why these additional costs were not anticipated at the time the original Patent Cost Budget for that period was approved by the AGC. The AGC’s approval to the amendment shall not be unreasonably withheld by either party’s representatives on the AGC in relation to previously approved activities provided the additional costs were reasonably incurred and the additional costs could not have been reasonably anticipated at the time the initial Patent Cost Budge for that period was approved by the AGC. UCB shall be responsible for all external out-of-pocket costs reasonably incurred by Immunomedics with respect to those activities contained within the approved Patent Cost Budget, provided that (i) should such amount exceed an amount equal to the amount budgeted for such cost in the relevant period in the approved Patent Cost Budget for that period plus ***** and (ii) *****. If in any annual (or, if different, initial) period, the external out-of-pocket costs reasonably incurred by Immunomedics with respect to those activities contained within the approved Patent Cost Budget exceed the budgeted amount as set out in the approved Patent Cost Budget for that period by more than *****UCB may *****that certain of *****and, if so: (a) UCB shall *****any further *****with respect to *****and (b) Immunomedics shall ***** UCB shall reimburse the costs for which UCB is responsible pursuant to this Section 11.2 to Immunomedics within ***** after receipt of an invoice ***** from Immunomedics. Immunomedics shall provide UCB with *****of the *****for each of the Core Immunomedics Patent Rights. Immunomedics shall *****with respect to the *****of the Core Immunomedics Patent Rights *****Immunomedics shall *****of the Core Immunomedics Patent Rights *****Immunomedics *****Licensed Product or any Licensed Product contemplated under the then-current Development Plan. UCB may file a notice with governmental patent offices of the exclusive license to the Immunomedics Patent Rights granted to UCB hereunder and Immunomedics shall assist UCB with any such filing.

11.3 Patent Abandonment. In no event will Immunomedics permit any of the Core Immunomedics Patent Rights to be abandoned in any country in the Territory without UCB first being given an opportunity to assume full responsibility for the continued prosecution and maintenance of such Core Immunomedics Patent Rights. In the event that Immunomedics decides not to continue the prosecution or maintenance of a patent application or patent within the Core Immunomedics Patent Rights in any country, Immunomedics shall provide UCB with written notice of this decision at least sixty (60) calendar days prior to any pending lapse or abandonment thereof. In such event, Immunomedics shall provide UCB with an opportunity to assume responsibility for the further prosecution and maintenance of such patent application and any patent issuing thereon. In the event that UCB provides notice of its desire to assume responsibility for such prosecution and maintenance, Immunomedics shall promptly transfer the responsibility for such prosecution and maintenance of such patent applications and patents to patent counsel selected by UCB.

11.4 Enforcement of Immunomedics Patent Rights Against Infringers.

11.4.1 Enforcement by UCB. In the event that Immunomedics or UCB becomes aware of a suspected infringement of any Immunomedics Patent Right exclusively licensed to UCB under this Agreement, or any such Immunomedics Patent Right is challenged in any action or proceeding, i.e., declaratory non-infringement action (other than any interferences, reissue proceedings, opposition or reexaminations, which are addressed above), in any such case with respect to activities or subject matter that concerns the prevention, delay in the onset, treatment or control of any human disease, disorder or condition *****, such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. ***** (subject to the following and other terms of this Agreement), or settle any such action (subject to the following and other terms of this Agreement), proceeding or dispute by license.

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Immunomedics shall reasonably assist UCB in any such action or proceeding being defended or prosecuted if so requested, and ***** or required by applicable Law. UCB shall reimburse Immunomedics with respect to all out-of-pocket costs and expenses incurred by Immunomedics in providing such assistance. ***** No settlement of any such action or proceeding, which materially restricts the scope, or materially and adversely affects the enforceability or validity, of an Immunomedics Patent Right may be entered into by UCB without the prior written consent of Immunomedics. Immunomedics shall, upon UCB’s request, grant to UCB such rights as may be necessary for UCB to exercise its rights under this Section 11.4. In the event UCB fails to defend any aforementioned action or proceeding or bring any aforementioned enforcement action (or settle any of the foregoing in accordance with this Agreement) ***** Notwithstanding any of the foregoing, Immunomedics shall retain all, and UCB shall have no, rights to enforce the non Core Immunomedics Patent Rights with respect to infringement occurring in respect of products which are not competitive with the Licensed Compound or any Licensed Product (nor shall the first sentence of this Section 11.4.1 apply with respect to such infringement).

11.4.2 Damages. In the event that either Party recovers any damages or other sums in such action, suit or proceeding brought under Section 11.4.1 or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith, including, without limitation, attorneys fees. If such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared on a pro rata basis in proportion to the total of such costs and expenses incurred by each Party. If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be shared on a pro rata basis in proportion to the total losses suffered by each Party (including lost royalties or other payments hereunder and including lost profits) as a result of the relevant infringement.

11.4.3 Other Enforcement. Immunomedics or any of its Affiliates or their licensees shall have the right, at their own expense and under the direction and control of Immunomedics, to enforce or defend in any action or proceeding any Immunomedics Patent Rights regarding the claim scope not exclusively licensed to UCB hereunder or otherwise subject to this Agreement, provided that Immunomedics shall not take or defend any action or proceeding in respect of the Core Immunomedics Patent Rights without the express prior written consent of UCB, such consent not to be unreasonably withheld or delayed. UCB shall have the right to participate in any such action or proceeding at UCB’s expense, which expense may be recovered from any damages or other sums recovered from such action or proceeding on a pro rata basis in proportion to all expenses incurred by the foregoing entities in connection with the applicable action or proceeding. If UCB elects to so participate, the enforcing entity shall provide UCB with an opportunity to consult regarding such action or proceeding.

11.5 Patent Term Extension. Immunomedics and UCB shall each cooperate with one another and shall use Reasonable Best Efforts in obtaining patent term extension (including without limitation, any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to Immunomedics Patent Rights covering the Licensed Products. If elections with respect to obtaining such patent term extensions are to be made, UCB shall have the right to make the election to seek patent term extension or supplemental protection, provided that such election will be made so as to maximize the period of marketing exclusivity for the Licensed Product. For such purpose, for all Approvals UCB shall provide Immunomedics with written notice of any expected Approval at least ***** prior to the expected date of Approval, as well as notice within ***** of receiving each Approval confirming the date of such Approval. The cost of obtaining such patent term extensions shall be borne: (a) by UCB with respect to Core Immunomedics Patent Rights (and UCB shall reimburse Immunomedics with respect to all out-of-pocket costs and expenses incurred by Immunomedics in obtaining such patent term extensions); and (b) by Immunomedics with respect to all other Immunomedics Patent Rights (and Immunomedics shall reimburse UCB with respect to all out-of-pocket costs and expenses incurred by UCB in obtaining such patent term extensions).

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11.6 Data Exclusivity and Orange Book Listings. With respect to data exclusivity periods (such as those periods listed in the FDA’s Orange Book (including without limitation any available pediatric extensions) or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all international equivalents), UCB shall use Reasonable Best Efforts consistent with its obligations under applicable Law to seek, maintain and enforce all such data exclusivity periods available for the Licensed Products. Immunomedics shall inform UCB of the grant or issue of any Immunomedics Patent Right as soon as reasonably practicable after (and, in any event, no later than five (5) Business Days after) it becomes aware of the date of such grant or issue. With respect to filings in the FDA Orange Book (and foreign equivalents) for issued patents for a Licensed Product, UCB shall, consistent with its obligations under applicable Law, list in a timely manner and maintain all applicable Immunomedics Patent Rights and other patents Controlled by UCB required to be filed by it, or that it is permitted to file, in such Orange Book (or equivalent) under applicable Law. At least sixty (60) calendar days prior to an anticipated deadline for the filing of patent listing information for Immunomedics Patent Rights in the Orange Book (or equivalent), UCB will consult with Immunomedics regarding the content of such filing. UCB shall have the sole right to decide whether any Core Immunomedics Patent Right can be filed and to decide upon the contents of such filing. With respect to Immunomedics Patent Rights other than Core Immunomedics Patent Rights, in the event of a dispute between the Parties as to whether an Immunomedics Patent Right can be filed and/or the content of such filing, the Parties will take expedited steps to resolve the dispute as promptly as possible, including seeking advice of an independent legal counsel to guide their decision. Immunomedics shall use Reasonable Best Efforts consistent with its obligations under applicable Law to provide reasonable cooperation to UCB in filing and maintaining such Orange Book (and foreign equivalent) listings. Immunomedics shall grant in a timely manner to UCB such rights as may be necessary for UCB to exercise its rights under this Section 11.6 (including seeking, maintaining and enforcing all data exclusivity periods).

11.7 Notification of Patent Certification. Each Party shall notify and provide the other Party with copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of a Immunomedics Patent Right pursuant to a Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application, an application under §505(b)(2) or other similar patent certification by a Third Party, and any foreign equivalent thereof. Such notification and copies shall be provided within two (2) Business Days after the relevant Party receives such certification.

11.8 Third Party Patent Rights. With respect to any patents or patent applications (or other intellectual property) that are Controlled by Immunomedics but licensed to Immunomedics by a Third Party, the rights and obligations under this Article 11 shall apply if and to the extent permitted or authorized under the applicable license agreement and shall otherwise be subject to the rights and obligations of that Third Party under such license.

ARTICLE 12

NONDISCLOSURE OF CONFIDENTIAL INFORMATION

12.1 Nondisclosure. Each Party agrees that, for so long as this Agreement is in effect and for perpetuity thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) (or that has received any such Confidential Information from the other Party prior to the Effective Date) shall (i) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial

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information of similar kind and value, (ii) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement (it being understood that this clause (iii) shall not create or imply any rights or licenses not expressly granted under Article 2 hereof).

12.1.1 Exceptions. The obligations in Section 12.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof:

(a) is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder; or

(b) was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party; or

(c) is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use; or

(d) is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party without the fault or cause of the Receiving Party; or

(e) has been independently developed by employees or contractors of the Receiving Party or any of its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party.

12.2 Authorized Disclosure. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party only to the extent such disclosure is reasonably necessary in the following instances:

(a) to any relevant patent office in preparing, filing, prosecuting and maintaining patents in accordance with the provisions of Article 11;

(b) to Regulatory Authorities in order (i) to obtain authorizations to conduct clinical trials or post-approval studies in relation to the Licensed Compound and/or any Licensed Product in Agreed Indications, or (ii) to file, obtain and maintain Approvals in Agreed Indication, or (iii) to Develop, Commercialize or manufacture any Licensed Product in Agreed Indications; in each case in accordance with this Agreement;

(c) prosecuting or defending litigation or in establishing rights (whether through declatory actions or other legal proceedings) or enforcing obligations under this Agreement;

(d) subject to Section 12.4, complying with applicable governmental Laws and regulations (including, without limitation, the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance;

(e) disclosure, solely on a “need to know basis”, to Affiliates, and to its (actual or potential) permitted sublicensees, acquirers or assignees under Section 16.4 and subcontractors

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(and their advisors) and to investment bankers, investors, lenders, accountants and legal advisors and each of the Parties’ respective directors, employees, contractors and agents, each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 12; provided, however, that the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 12.2(e) to treat such Confidential Information as required under this Article 12; and provided further that no such disclosure shall be made to any Person involved in, or any Person whose Affiliates are involved in, the Development or Commercialization of any Competitive Compound (other than a Licensed Compound in the Field hereunder); and

(f) to relevant academics or healthcare professionals who are deemed to be “opinion leaders” in order to promote, or raise awareness of, the Licensed Compound or any Licensed Product, provided, however, that the AGC has approved such disclosure and provided further that, prior to such disclosure, the relevant opinion leader is bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 12.

If and whenever any Confidential Information is disclosed in accordance with this Section 12.2, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (otherwise than by breach of this Agreement). Where reasonably possible and subject to Section 12.4 and other than pursuant to Section 12.2(e), the Receiving Party shall:

(i) give the Disclosing Party reasonable advance notice of the Receiving Party’s intent to make such disclosure pursuant to this Section 12.2, to the extent practicable; and

(iii) provide reasonable co-operation to the Disclosing Party regarding the timing and content of such disclosure and regarding any action which the Disclosing Party may deem appropriate to protect the confidentiality of the information by appropriate legal means.

12.3 Terms of this Agreement. The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties.

12.4 Securities Filings. In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes the terms and conditions of this Agreement, the Party shall notify the other Party of such intention and shall provide such other Party with a copy of relevant portions of the proposed filing not less than ten (10) Business Days (or such shorter period of time as may be required, under the circumstances, to comply with applicable Laws and regulations) prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the terms and conditions of this Agreement, and shall use reasonable efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party requests be kept confidential, and shall only disclose Confidential Information which it is advised by counsel is legally required to be disclosed or required to be disclosed. No such notice shall be required under this Section 12.4 if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by either Party hereunder or otherwise approved by the other Party.

12.5 Relationship to Confidentiality Agreement. This Agreement supersedes the Confidential Information Agreement between the Parties executed June 20, 2005, provided that all “Confidential Information” disclosed or received by the Parties thereunder shall be deemed “Confidential Information” hereunder and shall be subject to the terms and conditions of this Agreement.

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12.6 Publication. Either Party (the “Publishing Party”) may publish or present data and/or results relating to a Licensed Compound or Licensed Product in scientific journals and/or at scientific conferences, subject to the prior review and comment by the AGC as follows. The Publishing Party shall provide the AGC with the opportunity to review any proposed abstract, manuscript or presentation which discloses information relating to a Licensed Compound or Licensed Product by delivering a copy thereof to the members of the AGC no less than thirty (30) calendar days before its intended submission for publication or presentation. The AGC shall promptly consider the matter and shall notify the Publishing Party in writing of any specific objections to the disclosure, based on either the need to seek patent protection or concern regarding the specific disclosure of Confidential Information of either Party, using reasonable efforts to do so prior to the proposed publication or presentation date. Furthermore the AGC shall determine whether a delay in publication or presentation is appropriate to address any relevant concerns. Notwithstanding the foregoing, the Publishing Party shall, if and to the extent consistent with applicable Law, comply with any requirement of the Disclosing Party to delete references to any Confidential Information from the proposed disclosure and withhold such publication or presentation for an additional sixty (60) calendar days in order to permit the Parties to obtain patent protection if the AGC deems it necessary. Once any such abstract or manuscript is published, the Publishing Party will provide the other Party with a copy of the final version of the manuscript or abstract.

ARTICLE 13

INDEMNITY

13.1 UCB Indemnity. UCB shall indemnify, defend and hold harmless (collectively, “Indemnify”) Immunomedics and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives (the ”Immunomedics Indemnitees”), from and against any and all Third Party claims, suits, actions or demands (collectively “Third Party Claims”) and all out-of-pocket liabilities, costs, settlements, damages, expenses and/or losses paid to any Third Party bringing any such Third Party Claim, as well as reasonable legal expenses and attorney and expert fees incurred in defending and/or compromising the same (“Losses Associated Therewith”), arising out of or relating to, directly or indirectly, (i) the research, Development, Commercialization (including, without limitation, promotion, advertising, offering for sale, sale or other disposition), transfer, importation or exportation, manufacture, labeling, handling or storage, or use of, or exposure to, Licensed Compound or any Licensed Product by or for UCB or any of its Affiliates, permitted sublicensees, agents and contractors; (ii) UCB’s (or its Affiliates’ and permitted Third Party sublicensees’) use and practice otherwise of the Immunomedics Patent Rights and Immunomedics Know-How, including, without limitation, for each of clauses (i) and (ii), claims based on (x) product liability, bodily injury, risk of bodily injury, death or property damage, (y) infringement or misappropriation of Third Party patents, copyrights, trademarks or other intellectual property rights, or (z) the failure to comply with applicable Law related to the matters referred to in the foregoing clause (i) with respect to the Licensed Compound and/or any Licensed Product; or (iii) the negligence or reckless or willful misconduct of UCB; or (iv) any breach by UCB of its obligations, covenants or warranties under this Agreement; except to the extent that any such Losses Associated Therewith are (a) attributable to Immunomedics or any Immunomedics Indemnitee having committed an act or acts of negligence or recklessness or willful misconduct, (b) attributable to any breach by Immunomedics of its obligations, covenants or warranties under this Agreement, or (c) are otherwise subject to an obligation by Immunomedics to Indemnify UCB Indemnitees pursuant to Section 13.2 of this Agreement.

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13.2 Immunomedics Indemnity. Immunomedics shall Indemnify UCB and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives (the “UCB Indemnitees”), from and against any Third Party Claims and all Losses Associated Therewith arising out of or relating to, directly or indirectly, (i) the research, Development, Commercialization (including, without limitation, promotion, advertising, offering for sale, sale or other disposition), transfer, importation or exportation, manufacture, labeling, handling or storage, or use of, or exposure to, any Licensed Compound or any Licensed Product by or for Immunomedics or any of its Affiliates, permitted sublicensees (excluding UCB), agents and contractors; (ii) Immunomedics’ (or its Affiliates’ and permitted Third Party sublicensees’) use and practice otherwise of any intellectual property rights, know-how, information or materials licensed or provided to Immunomedics by UCB pursuant to this Agreement, including, without limitation, for each of clauses (i) and (ii), claims based on (x) product liability, bodily injury, risk of bodily injury, death or property damage, (y) infringement or misappropriation of Third Party patents, copyrights, trademarks or other intellectual property rights, or (z) the failure to comply with applicable Law related to the matters referred to in the foregoing clause (i) with respect of the Licensed Compound and/or any Licensed Product; (iii) any failure of any Licensed Compound or Licensed Product supplied by Immunomedics to UCB pursuant to this Agreement to meet applicable specifications or to have been made in accordance with GCP or GMP; (iv) the negligence or reckless or willful misconduct of Immunomedics; (v) the infringement by UCB of the intellectual property of ***** to be sublicensed by Immunomedics to UCB under the Third Party License with *****, to the extent such infringement arises from the activities undertaken by, or on behalf of, UCB under and in accordance with this Agreement (but only with respect to such period of time, if any, for which no consent to sublicense from *****, and no direct license from ***** to UCB, is in place with respect to such activities); or (vi) any breach by Immunomedics of its obligations, covenants and warranties under this Agreement; except to the extent that any such Losses Associated Therewith are (a) attributable to UCB or any UCB Indemnitee having committed an act or acts of negligence or reckless or willful misconduct, (b) attributable to any breach by UCB of its obligations, covenants and warranties under this Agreement, or (c) are otherwise subject to an obligation by UCB to Indemnify Immunomedics Indemnitees pursuant to Section 13.1 of this Agreement.

13.3 Indemnification Procedure. A claim to which indemnification applies under Section 13.1 or Section 13.2 shall be referred to herein as an “Indemnification Claim”. If any Person or Persons (collectively, the “Indemnitee”) intends to claim indemnification under this Article 13, the Indemnitee shall notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim (it being understood and agreed, however, that the failure by an Indemnitee to give, or a delay by an Indemnitee in giving, such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice or delay in giving notice). The Indemnitor shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee, provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. If the Indemnitor does not assume the defense of the Indemnification Claim as aforesaid, the Indemnitee may defend the Indemnification Claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner which would have an adverse effect on the Indemnitee’s interests (including without limitation any rights under this Agreement or the scope or enforceability of the Immunomedics Patents Rights or Immunomedics Know-How, or Confidential Information or patent or other rights licensed to a Party by the other Party hereunder), without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld or delayed. The Indemnitee

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shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 12.

13.4 Insurance. UCB shall, beginning with the initiation of the first clinical trial conducted by, or on behalf of, UCB for a Licensed Product, and Immunomedics shall, beginning with initiation of the first clinical trial of a Licensed Product outside the Field maintain at all times thereafter during the term of the Agreement, and shall use Reasonable Best Efforts to maintain until the later of (i) six (6) years after termination or expiration of the Agreement or (ii) the date that all statutes of limitation covering claims or suits that may be brought for personal injury based on the sale or use of a Licensed Product by UCB or Immunomedics have expired in all states in the U.S., commercial general liability insurance or a direct product liability insurance policy from a recognized, creditworthy insurance company, on a claims-made basis, with an endorsement for product liability, and with coverage limits of not less than ***** per occurrence/annual aggregate for UCB and ***** per occurrence/annual aggregate for Immunomedics. The minimum level of insurance set forth herein shall not be construed to create a limit on either Party’s liability hereunder. Within ten (10) Business Days following written request from a Party, the other Party shall furnish to the requesting Party a certificate of insurance evidencing the coverage that such Party maintains as of the date. Each Party shall use Reasonable Best Efforts to provide the other Party with sixty (60) calendar days’ prior written notice before modification or cancellation of any of the foregoing coverage. In the case of a modification or cancellation of such coverage, each Party shall promptly provide the other Party with a new certificate of insurance evidencing the revised coverage that such Party maintains in compliance with this Section.

ARTICLE 14

TERM AND TERMINATION

14.1 Term. This Agreement shall commence as of the Effective Date and shall continue in force until terminated in accordance with the terms hereof or by mutual written consent, unless UCB decides to cease all Development and Commercialization of Licensed Compound and Licensed Products pursuant to this Agreement (subject to Section 2.6), in which case it shall promptly notify Immunomedics in writing of such decision and this Agreement shall be deemed to have expired on the date that is thirty (30) calendar days after the date upon which Immunomedics receives such notice.

14.2 Termination By Immunomedics. Immunomedics shall have the right to terminate this Agreement, at Immunomedics’ sole discretion, as follows.

14.2.1 Insolvency. Immunomedics shall have the right to terminate this Agreement, at Immunomedics’ sole discretion, upon delivery of written notice to UCB in the event that a liquidation proceeding under any state or United States bankruptcy Law, receivership Law, or the like, or foreign equivalents to the foregoing, as they now exist, or as they may be amended, is commenced by UCB, or if UCB is served with an involuntary petition against it in any insolvency proceeding, upon the ninety-first (91st) calendar day after such service if such involuntary petition has not previously been stayed or dismissed, or upon the making by UCB of an assignment of substantially all of its assets for the benefit of its creditors.

14.2.2 Breach. Subject to Section 14.2.3 below, Immunomedics shall have the right to terminate this Agreement, at Immunomedics’ sole discretion, upon delivery of written notice to UCB in the event of any material breach by UCB of this Agreement, provided that such breach has not been cured within ***** after written notice thereof is given by Immunomedics to UCB specifying the nature

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of the alleged material breach, provided, however, that to the extent such material breach involves the failure to make a payment when due, such material breach must be cured within ***** after written notice thereof is given by Immunomedics to UCB. Notwithstanding the foregoing, (i) if such material breach, by its nature cannot be cured within the foregoing cure period or is incurable but the consequences of such breach can be reasonably alleviated but not within the foregoing cure period, then such cure period shall be extended if, prior to the end of the initial ***** cure period, UCB provides a reasonable written plan for curing or reasonably alleviating the consequences of such material breach and thereafter uses Reasonable Best Efforts to cure or alleviate such material breach in accordance with such written plan; provided that no such extension shall exceed ***** from the end of the initial ***** cure period without the consent of Immunomedics.

14.2.3 Disputed Breach. If UCB disputes in good faith (i) the existence or materiality of a material breach specified in a notice provided by Immunomedics pursuant to Section 14.2.2, (ii) any assertion by Immunomedics that UCB has failed to cure or reasonably alleviate any such material breach, or (iii) any assertion by Immunomedics that UCB has failed to use its Reasonable Best Efforts to cure or reasonably alleviate any such material breach in accordance with any relevant written plan, and, in each case, UCB provides notice to Immunomedics of such dispute within the applicable cure period, Immunomedics shall not have the right to terminate this Agreement unless and until the existence of such material breach or failure by UCB has been determined in accordance with Section 15.4. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. The Parties further agree that any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute shall be promptly refunded if the arbitrator determines pursuant to Section 15.4 that such payments are to be refunded by one Party to the other Party.

14.2.4 Termination for Competitive Compound. Immunomedics shall have the right to terminate this Agreement at Immunomedics’ sole discretion, upon written notice to UCB in the event that UCB or any of its Affiliates (alone or in collaboration with a Third Party) files for an Approval for, or undertakes any Commercialization of, a Competitive Compound, that is not a Licensed Compound in the Field, provided that any such notice is served by Immunomedics within ***** of the date on which Immunomedics first becomes aware of such filing or Commercialization activity. Such termination shall take effect on expiry of the ***** period commencing on the date on which notice of termination is received by UCB, unless UCB (and its Affiliates) dispose of all rights in such Competitive Compound in that Agreed Indication within such ***** period, and if such disposal occurs the notice of termination shall be deemed to be withdrawn. For the avoidance of doubt the passive receipt of payments pursuant to a license or other disposal shall not be deemed to be Commercialization of a Competitive Compound provided UCB does not, and its Affiliates do not, fund or actively participate in (beyond providing information and advice or acting as a non-controlling party (without veto rights) on consultative or governance committees), or bear any risk (beyond standard contractual obligations customary for a passive licensee, including customary indemnity obligations) in relation to, the Commercialization of the Competitive Compound. In the event the Parties are unable to reach agreement regarding whether or not a compound is a Competitive Compound, and the Parties have not resolved such dispute through good faith discussions, such dispute will be resolved through performance of the relevant scientific determination by an independent Third Party testing provider or other scientific expert who shall be mutually and reasonably selected by both Parties. The findings of such Third Party scientific expert with respect to such dispute shall be binding on the Parties, and the costs of such testing shall be borne by the Party whom the independent determination does not favor. In the event the Parties cannot agree as to the identity of the testing provider or scientific expert, or the timing and other logistics of the corresponding determination, either Party can invoke the provisions of Article 15 in order to resolve any such disagreement.

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14.3 Termination by UCB.

14.3.1 At-Will Termination. After the later of (a) the date that is eighteen months following the Effective Date and (b) the date on which the SLE Trials are reasonably deemed to be substantially completed (or indefinitely suspended) by the AGC, UCB may, upon three (3) months prior written notice to Immunomedics, terminate this Agreement for any reason.

14.3.2 Breach. Subject to Section 14.3.3 below, UCB shall have the right to terminate this Agreement, at UCB’s sole discretion, upon delivery of written notice to Immunomedics in the event of material breach by Immunomedics of this Agreement, provided that such breach has not been cured within ***** after written notice thereof is given by UCB to Immunomedics specifying the nature of the alleged material breach, provided however that to the extent such material breach involves the failure to make a payment when due, such material breach must be cured within ***** after written notice thereof is given by UCB to Immunomedics. Notwithstanding the foregoing, (i) if such material breach, by its nature cannot be cured within the foregoing cure period or is incurable but the consequences of such breach can be reasonably alleviated but not within the foregoing cure period, then such cure period shall be extended if, prior to the end of the initial ***** cure period, Immunomedics provides a reasonable written plan for curing or reasonably alleviating the consequences of such material breach and thereafter uses Reasonable Best Efforts to cure or alleviate such material breach in accordance with such written plan; provided that no such extension shall exceed ***** from the end of the initial ***** cure period without the consent of UCB.

14.3.3 Disputed Breach. If Immunomedics disputes in good faith (i) the existence or materiality of a material breach specified in a notice provided by UCB pursuant to Section 14.3.2, (ii) any assertion by UCB that Immunomedics has failed to cure or reasonably alleviate any such material breach, or (iii) any assertion by UCB that Immunomedics has failed to use its Reasonable Best Efforts to cure or reasonably alleviate any such material breach in accordance with any relevant written plan, and, in each case, Immunomedics provides notice to UCB of such dispute within the applicable cure period, UCB shall not have the right to terminate this Agreement unless and until the existence of such material breach or failure by Immunomedics has been determined in accordance with Section 15.4. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. The Parties further agree that any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute shall be promptly refunded if the arbitrator determines pursuant to Section 15.4 that such payments are to be refunded by one Party to the other Party.

14.3.4 Termination for Competitive Compound. UCB shall have the right to terminate this Agreement at UCB’s sole discretion, upon written notice to Immunomedics, in the event that Immunomedics or any of its Affiliates (alone or in collaboration with a Third Party) files for an Approval for, or undertakes any Commercialization of, a Competitive Compound that is not a Licensed Compound, provided that any such notice is served by UCB within ***** of the date on which UCB first becomes aware of such filing or Commercialization activity. Such termination shall take effect on expiry of the ***** period commencing on the date on which notice of termination is received by Immunomedics unless Immunomedics (and its Affiliates) dispose of all rights in such Competitive Compound within such one hundred and twenty (120) calendar day period, and if such disposal occurs the notice of termination shall be deemed to be withdrawn. For the avoidance of doubt the passive receipt of payments pursuant to a license or other disposal shall not be deemed to be Commercialization of a Competitive Compound provided Immunomedics’ does not, and its Affiliates do not, fund or actively participate in (beyond providing information and advice or acting as a non-controlling party (without veto rights) on consultative or governance committees), or bear any risk (beyond standard contractual obligations

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customary for a passive licensee, including customary indemnity obligations) in relation to, the Commercialization of the Competitive Compound. In the event the Parties are unable to reach agreement regarding whether or not a compound is a Competitive Compound, and the Parties have not resolved such dispute through good faith discussions, such dispute will be resolved through performance of the relevant scientific determination by an independent Third Party testing provider or other scientific expert who shall be mutually and reasonably selected by both Parties. The findings of such Third Party scientific expert with respect to such dispute shall be binding on the Parties, and the costs of such testing shall be borne by the Party whom the independent determination does not favor. In the event the Parties cannot agree as to the identity of the testing provider or scientific expert, or the timing and other logistics of the corresponding determination, either Party can invoke the provisions of Article 15.4 in order to resolve any such disagreement.

14.3.5 Alternative to Termination. In any circumstance where UCB has the right to terminate this Agreement pursuant to this Section 14.3 (other than Section 14.3.1), UCB may instead elect, by notice in writing to Immunomedics, to remove from the jurisdiction of the AGC hereunder matters relating to Development, manufacturing and Commercialization of Licensed Products in the Field (it being understood that the AGC shall remain in place and fully functional with respect to other matters delegated to it under this Agreement and that Immunomedics shall have no further responsibilities or obligations under any Development Plan upon such election, other than completion of any then-ongoing Development obligations hereunder). Any such election by UCB pursuant to this Section 14.3.5 shall take effect on the date that termination would have taken effect had UCB exercised its right to terminate this Agreement (having regard to any notice periods or cure periods set out in Section 14.3.1, 14.3.2 or 14.3.3, as appropriate). Following the date upon which any such election by UCB takes effect: (i) UCB’s obligation to provide information and reports to Immunomedics and the AGC with respect to Development, manufacture and Commercialization of Licensed Products in the Field shall cease to have effect, save for UCB’s obligations to report to Immunomedics pursuant to Article 9 of this Agreement; (ii) any dispute between the Parties regarding the interpretation of any provision of this Agreement that refers to the AGC shall be determined by the Parties in accordance with Article 15.2; and (iii) solely in the case of a right to terminate under Section 14.3.4, the royalty amounts payable by UCB to Immunomedics pursuant to Section 9.4 shall be reduced (one time only under this Section 14.3.5) to ***** of the rates set forth in Section 9.4; and (iv) solely in the case of the right to terminate for material breach under Section 14.3.2, which material breach has, or is likely to have, a material adverse impact on the business of UCB in relation to the Licensed Product, the royalty amounts payable by UCB to Immunomedics pursuant to Section 9.4 shall be reduced (one time only under this Section 14.3.5) by ***** (i.e., to *****) of the rates set forth in Section 9.4. The exercise by UCB of its rights under this Section 14.3.5 shall be without prejudice to any subsequent right that either Party may have to terminate this Agreement pursuant to this Article 14.

14.4 Effect of Termination.

14.4.1 General Effects. Upon termination or expiration of this Agreement pursuant to this Article 14 and subject always to Section 14.4(k):

(a) all rights and licenses granted to UCB in Article 2 shall terminate, all rights of UCB under the Immunomedics Patent Rights and Immunomedics Know-How shall revert to Immunomedics, and UCB shall cease all use of the Immunomedics Patent Rights and Immunomedics Know-How;

(b) all regulatory filings (including, without limitation, all INDs and NDAs/BLAs) and Approvals and other documents relating to or necessary to further Develop and

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Commercialize Licensed Compound and Licensed Products, including without limitation all sublicenses granted by UCB and all other Third Party agreements (including subcontracts pursuant to Section 4.10) of UCB that relate exclusively to the Licensed Compound or Licensed Products, as they exist as of the date of such termination, and all of UCB’s right, title and interest therein and thereto, shall be assigned to Immunomedics (to the extent UCB is entitled to assign the same, provided that UCB shall use Reasonable Best Efforts to provide for such assignability when originally obtained and shall not limit or restrict such assignability after it has been obtained), at Immunomedics’ option, and UCB shall provide to Immunomedics one (1) copy of the foregoing documents and filings and all documents and filings contained in or referenced in any such filings, together with the raw and summarized data for any preclinical and clinical trials of the Licensed Compound and such Licensed Product (and where reasonably available, electronic copies thereof). Immunomedics shall reimburse UCB with respect to all out-of-pocket costs reasonably incurred by UCB in connection with such assignments and the provisions of such documents and filings. Immunomedics shall have the right to obtain specific performance of UCB’s obligations referenced in this Section 14.4(b) and/or in the event of failure to obtain assignment, UCB hereby consents and grants to Immunomedics the right to access and reference (without any further action required on the part of UCB, whose authorization to file this consent with any Regulatory Authority is hereby granted) any and all such regulatory filings for any regulatory or other use or purpose. In addition, upon request by Immunomedics, UCB shall grant to Immunomedics (and Immunomedics shall reimburse UCB’s out-of-pocket costs) the right to access and reference any other documents (including but not limited to regulatory filings) that are available to UCB and reasonably necessary for Immunomedics to further develop, manufacture and commercialize the Licensed Compound and Licensed Product in the Agreed Indications;

(c) all amounts due or payable to a Party that were accrued, or that arise out of acts or events occurring, prior to the effective date of termination or expiration shall remain due and payable; but (except as otherwise expressly provided herein) no additional amounts shall be payable based on events occurring after the effective date of termination or expiration;

(d) should UCB have any inventory of the Licensed Compound suitable for use in clinical trials, UCB shall notify Immunomedics in writing and Immunomedics shall have the right (but not the obligation) to obtain such Licensed Compound from UCB at a price equal to one ***** of UCB’s documented ***** ***** for such Licensed Compound, save that UCB shall be entitled to retain such quantity of Licensed Compound as it requires in order to comply with the requirements of any Regulatory Authorities and provided that Immunomedics shall not use any such Licensed Compound in the conduct of clinical trials with respect to the Cancer Indication without UCB’s prior written consent (not to be unreasonably withheld or delayed);

(e) should UCB have any inventory of any Licensed Product subject to an Approval suitable for sale in the Territory, UCB shall notify Immunomedics in writing and Immunomedics shall have the right (but not the obligation) to buy such Licensed Product from UCB at a price equal to ***** of UCB’s documented ***** for such Licensed Product, save that UCB shall be entitled to retain such quantity of Licensed Compound as it requires in order to (i) comply with the requirements of any Regulatory Authority and (ii) satisfy any binding order for the Licensed Product from a Third Party entered into by UCB or any of its Affiliates prior to the date of termination (subject to payment of royalties therefore hereunder). For the avoidance of doubt, the supply of any Licensed Product by UCB or any of its Affiliates to any Third Party following the date of termination in satisfaction of any binding order for Licensed Product from that Third Party entered into by UCB prior to the date of termination shall not constitute a breach of this Agreement or an infringement of any intellectual property rights Controlled by Immunomedics (provided royalties are paid therefore as provided in this Agreement);

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(f) UCB shall disclose to Immunomedics its manufacturing patents, processes, techniques and trade secrets for making Licensed Products in Agreed Indications (and Immunomedics shall reimburse UCB’s out-of-pocket costs in making such disclosure), which shall be treated as UCB Confidential Information, and Immunomedics shall automatically have a non-exclusive, perpetual, worldwide, transferable, royalty free (except for those royalties provided for in Section 14.4(k) below), sublicensable right and license under know-how and patents Controlled by UCB and its Affiliates at the date of termination relating to any composition, formulation, method of use or manufacture of the Licensed Compound or any Licensed Product solely for (i) using, importing, selling and offering for sale such Licensed Compound and Licensed Products in the Field in the Territory and (ii) making and having made such Licensed Compound and Licensed Products in the Field in the Territory for use, importation, sale and offer for sale in the Territory;

(g) if UCB has the capability as of the date of termination to commercially manufacture and supply Licensed Compound and/or Licensed Product, upon request by Immunomedics, UCB shall use Reasonable Best Efforts to supply to Immunomedics Licensed Compound and/or Licensed Product for use and sale in Agreed Indications in the Territory, at a price equal to ***** of UCB’s documented ***** for such Licensed Compound and/or Licensed Product, under terms and conditions as may be mutually agreed between the Parties, provided UCB shall not be required to manufacture and supply quantities of Licensed Compound and Licensed Products pursuant to this Section 14.4(g) in excess of those quantities that, on aggregate, were manufactured by UCB prior to the date of termination, and provided further that Immunomedics shall not use any such Licensed Compound or Licensed Products in the Development or Commercialization of Licensed Products in the Cancer Indication without UCB’s prior written consent (not to be unreasonably withheld or delayed). If Immunomedics does request such manufacture and supply by UCB pursuant to this Section 14.4(g), UCB shall use Reasonable Best Efforts to manufacture and supply such Licensed Compound and/or Licensed Product to Immunomedics until, the earlier of (i) the date on which Immunomedics assumes responsibility for its own manufacture and supply such Licensed Compound and/or Licensed Product and (ii) ***** of the date of termination. UCB shall provide to Immunomedics such cooperation and assistance, along with such know-how, information and materials, as are reasonably necessary for UCB or its designee to set up and implement manufacturing of the Licensed Products in Agreed Indications in the Field then being manufactured by or for UCB;

(h) in the case where UCB has in-licensed from a Third Party patent rights and such Third Party patent rights are sublicensed to Immunomedics pursuant to this Section 14.4 and used by Immunomedics with respect to a Licensed Compound or Licensed Product, Immunomedics shall reimburse UCB for any payments (including royalties) that UCB is obligated in writing to pay such Third Party that results from Immunomedics’ use of such sublicensed Third Party patent rights;

(i) UCB shall assign (or, if applicable, cause its Affiliate to assign) to Immunomedics all of UCB’s (and such Affiliates’) right, title and interest in and to any registered or unregistered trademark, trademark application, trade name or internet domain name that is specific to a Licensed Product in the Territory, without payment or further consideration, save that Immunomedics shall reimburse UCB with respect to out-of-pocket costs reasonably incurred by UCB in connection with (i) filing, prosecuting and maintaining any registrations of the same (including search costs), and (ii) such assignment;

(j) UCB shall grant to Immunomedics a license, which license shall be exclusive with respect to the Territory, with the right to grant sublicenses, under all patent rights Controlled

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by UCB as of the Termination Date that, absent the license granted in this Section 14.4(j), would be infringed by the sale of any Licensed Compound and/or Licensed Products in the Field, to use, import, sell and offer for sale and otherwise Develop and Commercialize Licensed Products and Licensed Compound in the Field in the Territory. For purposes of subsections (f), (g) and (j), UCB *****);

(k) Immunomedics shall notify UCB in writing within ***** of the date of such termination or expiration if Immunomedics wishes to:

(1) decline all rights and access to any data (including regulatory data), know-how, information, patent rights and all other intellectual property rights Controlled by UCB (excluding, for the avoidance of doubt, any Immunomedics Patent Rights or Immunomedics Know-How) and provided or licensed (or to be provided or licensed) to Immunomedics under this Section 14.4 or elsewhere in this Agreement (collectively, the “UCB IP”). If Immunomedics does decline pursuant to this option (1): (A) Immunomedics shall have no rights under this Agreement to use or exploit any UCB IP, and Immunomedics shall promptly return or destroy any and all UCB IP in its possession or control; and (B) UCB shall have no obligations under Sections 14.4.1(b), (f) and (j) which Sections shall cease to apply;

(2) accept such rights and access to the data, know-how and information within such UCB IP as are granted to Immunomedics under this Agreement, but decline all rights granted to it under all patent rights Controlled by UCB, in which case the patent license granted under Section 14.4.1(f) and the license granted under Section 14.4.1(j) shall not be granted; or

(3) accept all rights granted to it under UCB IP pursuant to this Agreement.

Failure of Immunomedics to provide such a notice within such period shall automatically result in Immunomedics having been deemed to select option (3) above. In the event Immunomedics selects option (1) above, no consideration shall be paid to UCB under this Section 14.4.1(k). In the event Immunomedics selects option (2) above, Immunomedics shall pay to UCB a royalty of either: (I) if no Licensed Product has obtained Approval as of the date of expiration or termination, ***** of Net Sales of Licensed Products by Immunomedics, its Affiliates and sublicensees in the Territory up to a cap of *****, after which point no more royalties shall be payable or (II) if a Licensed Product hereunder has obtained Approval as of the date of expiration or termination, ***** of Net Sales of Licensed Products by Immunomedics, its Affiliates and sublicensees in the Territory up to a cap of *****, after which point no more royalties shall be payable. In the event Immunomedics selects option (3), Immunomedics will pay to UCB a royalty on Net Sales of such Licensed Product by Immunomedics, its Affiliates and sublicensees in the Territory, at the following rates:

(i) if the Agreement has been terminated pursuant to Sections 14.3.2 or 14.3.4, a rate equal to ***** of the royalty rate set forth in Section 9.4 (subject to any applicable adjustments and reductions of Section 9.4, reasonably applied);

(ii) if the Agreement has expired or has been terminated other than pursuant to Sections 14.3.2 or 14.3.4, a rate equal to the lower of ***** of the Royalty Rate set forth in Section 9.4, and whatever royalty rate is actually paid by UCB, at the date of expiry or termination (solely to the extent and solely for so long as the licensed patent rights cover such Licensed Product), in either case, subject to any applicable adjustments and reductions of Section 9.4, reasonably applied.

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The provisions of Sections 9.5 to 9.10 shall apply mutatis mutandis to any royalties payable pursuant to this Section 14.4(k).

(l) neither Party shall be relieved of any obligation that accrued prior to the effective date of such termination or expiration; and

(m) each Party shall have the right to retain all amounts previously paid to it by the other Party, subject to any applicable determination of the arbitration panel pursuant to Section 15.2.

14.4.2 Specific Effect. If either: (i) UCB terminates this Agreement under Section 14.3.1 prior to any regulatory filing for Approval (e.g., filing of an NDA or BLA) or Approval being obtained for the first Licensed Product, or (ii) Immunomedics terminates this Agreement pursuant to Section 14.2, then, in either case, in addition to the other effects of termination set forth herein, UCB shall either pay directly, or reimburse Immunomedics with respect to, all costs reasonably incurred (or obligated to be paid and subsequently incurred, but only when incurred) by Immunomedics in completing any clinical trials for Licensed Products in Agreed Indications that are ongoing at the date of termination (which for the purposes of this Section shall mean the period commencing on the date in which the first patient is enrolled for the trial and ending on the date on which the trial is completed or suspended), payable upon receipt of an invoice therefore (with respect to reimbursements).

14.5 Survival. The termination or expiration of this Agreement shall not terminate any obligations that accrued hereunder prior to such termination or expiration. In addition to the foregoing, the following provisions shall survive termination or expiration of this Agreement: Sections 2.6 (to the extent provided therein), 9.7, 10.3, 10.4, 11.1, 14.4 and 14.5 and Articles 12, 13, 15 and 16.

14.6 Bankruptcy. The Parties agree that in the event a Party becomes a debtor under Title 11 of the U.S. Code (“Title 11”), this Agreement shall be deemed to be, for purposes of Section 365(n) of Title 11, a license to rights to “intellectual property” as defined therein. Each Party as a licensee hereunder shall have the rights and elections as specified in Title 11. Any agreements supplemental hereto shall be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of Title 11.

ARTICLE 15

DISPUTE RESOLUTION

15.1 Resolution by Senior Executives. Except as otherwise specifically provided herein, in the event of any dispute between the Parties in connection with this Agreement, the construction hereof, or the rights, duties or liabilities of either Party hereunder, the Parties shall first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved to a Party’s satisfaction, either Party may, by written notice to the other Party, refer the dispute to the Chief Executive Officer of UCB and the Chief Executive Officer of Immunomedics for attempted resolution by good faith negotiation within thirty (30) calendar days after such notice is received. Such Chief Executive Officers may, if they so agree, in their sole discretion, avail themselves of the mediation provisions in Section 15.3.

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15.2 Casting Vote. If any dispute arising out of the ACG cannot be resolved in accordance with Section 15.1 within such thirty (30) calendar day period, then: (a) Immunomedics shall have final decision making authority with respect to such AGC dispute where the matter relates exclusively to the Cancer Indication and does not affect any Agreed Indication; and (b) UCB shall have final decision-making authority with respect to all other such disputes (subject to the remainder of this Section 15.2). A Party may not use its final decision-making authority pursuant to this Section 15.2 (i) to create or increase or modify obligations of the other Party under this Agreement (including, without limitation, by assigning obligations to (or changing obligations for) the other Party to perform work or pay funds under or with respect to any Development Plan); (ii) to amend any term of this Agreement (other than any amendment or update to any Development Plan, subject to (i) above), (iii) to resolve any dispute pursuant to Sections 14.2.3 and 14.3.3, and (v) with respect to any matters relating to Sections 12.2(f) or 12.6 or decisions to be made by the AGC under Sections 3.3.1 and 11.2. For the avoidance of doubt, with respect to any matter for which a Party has a casting vote (i.e. final decision making authority), nothing herein will prevent the relevant vote or decision from being taken, but such casting vote and resulting decision does not prevent any Party who disagrees with any decision of the AGC from making any claim that the vote of the other Party in connection with such decision, or any act or omission of the other Party that results from such decision, constitutes a breach of this Agreement.

15.3 Mediation. With respect to any dispute between the Parties arising out of this Agreement which the Chief Executive Officers of the Parties have agreed to mediate in accordance with Section 15.1, the Parties shall (before commencing any other action or proceedings in connection with such dispute) attempt to resolve such dispute in good faith by non binding mediation administered by the Centre for Alternative Dispute Resolution in London (“CEDR”) in accordance with its rules, provided that the Parties shall instruct the mediator that, if the Parties have been unable to reach an agreement within ten (10) days of commencement of the mediation (as determined by the mediator) the mediator shall render a non binding decision with respect to resolution of the dispute. Unless otherwise mutually agreed by the Parties, the mediation proceedings shall be conducted in London, England. The Parties agree that they shall share equally the cost of the mediation, including filing and hearing fees, and the cost of the mediator(s). Each Party will bear its own attorney’s fees and associated costs and expenses.

15.4 Arbitration. If any dispute between the Parties arising out of this Agreement (and any claims or disputes arising out of or relating hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein or therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) is not resolved by the Parties in accordance with Section 15.1 within forty (40) days of a Party giving notice to refer such dispute to the Chief Executive Officers under Section 15.1, either Party may submit such dispute for resolution through binding arbitration as follows (which binding arbitration shall be the sole and exclusive manner of resolving any such dispute).

(a) A Party may submit such dispute to arbitration by notifying the other Party, in writing, of such dispute. Within thirty (30) calendar days after receipt of such notice, the Parties shall designate in writing a single arbitrator to resolve the dispute; provided, however, that if the Parties cannot agree on an arbitrator within such thirty (30) calendar day period, the arbitrator shall be selected by the London Court of International Arbitration (the “LCIA”). The arbitrator shall be a lawyer knowledgeable and experienced in the applicable Law concerning the subject matter of the dispute, and shall not be an Affiliate, employee, consultant, officer, director or stockholder of either Party, or otherwise have any current or previous relationship with either Party or their respective Affiliates. The proceedings shall be conducted in accordance with the procedures of the LCIA or such other procedures as may be agreed by the Parties or imposed by the arbitrator. The language of the arbitration shall be English.

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(b) Within thirty (30) calendar days after the designation of the arbitrator, the arbitrator and the Parties shall meet, and each Party shall provide to the arbitrator a written summary of all disputed issues, such Party’s position on such disputed issues and such Party’s proposed ruling on the merits of each such issue.

(c) The arbitrator shall set a date for a hearing, which shall be no later than thirty (30) calendar days after the submission of written proposals pursuant to Section 15.4(b), for the presentation of evidence and legal argument concerning each of the issues identified by the Parties. The Parties shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the rules of the LCIA applicable at the time of the notice of arbitration pursuant to Section 15.4(a).

(d) The arbitrator shall use his or her best efforts to rule on each disputed issue within thirty (30) calendar days after completion of the hearing described in Section 15.3(c). The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties. All rulings of the arbitrator shall be in writing and shall be delivered to the Parties except to the extent that the rules of the LCIA provide otherwise. Nothing contained herein shall be construed to permit, unless otherwise expressly allowed in Section 9.10, the arbitrator to award punitive, exemplary or any similar damages.

(e) The attorneys’ fees of the Parties in any arbitration, the fees of the arbitrator and the costs and expenses of the arbitration shall be borne by the Parties in a proportion determined by the arbitrator.

(f) Any arbitration pursuant to this Section 15.4 shall be conducted in London, England.

(g) The arbitration proceedings, and the facts and circumstances surrounding the underlying dispute, shall be kept confidential by the Parties, and the Parties shall work with the arbitrator to take such steps as are reasonably necessary to preserve the confidentiality thereof, except to the extent otherwise required by applicable Law.

(h) Notwithstanding anything in this Article 15, each Party shall have the right to seek injunctive or other equitable relief from any court of competent jurisdiction that may be necessary to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.

(i) Notwithstanding anything in this Article 15, any dispute relating to the determination of validity or infringement of a Party’s patent rights or other issues relating solely to the validity or infringement of a Party’s intellectual property rights (but excluding, in any event, disputes relating to royalties or other amounts payable hereunder, whether or not involving questions of infringement or validity) shall be submitted exclusively to the courts in the jurisdiction of the relevant patent or intellectual property right, and the Parties hereby consent to the jurisdiction of such courts.

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ARTICLE 16

MISCELLANEOUS

16.1 Severability. If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, in any respect in any jurisdiction, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

16.2 Notices. Any notice required or permitted to be given by the Parties pursuant to this Agreement shall be in writing and shall be delivered by hand or overnight courier with tracking capabilities or mailed postage prepaid by first class, registered or certified mail addressed as set forth below unless changed by notice so given:

If to UCB:

UCB, S.A.
Allee de la Recherche, 60
Researchdreef
B-1070
Brussels, Belgium
Attention: General Counsel

If to Immunomedics:

Immunomedics, Inc.
300 American Road
Morris Plains
New Jersey, 07950
U.S.A.

Attention: Chief Financial Officer

Any such notice shall be deemed given on the date received. A Party may add, delete, or change the person or address to whom notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section 16.2.

16.3 Force Majeure. Neither Party shall be liable for delay or failure in the performance of any of its obligations hereunder to the extent such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, floods, earthquakes, epidemics, disease, strikes and labor disputes, acts of war, terrorism, civil unrest or intervention of any governmental authority. The affected Party shall promptly notify the other Party and shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance as soon as such causes are removed.

16.4 Assignment.

16.4.1 Neither this Agreement nor any of the rights or obligations hereunder may be assigned or transferred by either Party without the prior written consent of the other Party, such consent

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not to be unreasonably withheld or delayed; provided, however, that either Party may, without the other Party’s consent, assign or transfer all of its rights and obligations hereunder:

(a) to any Affiliate, provided that such interest shall be transferred back to the assigning Party if such entity ceases to be an Affiliate of the assigning Party, and provided further that the assigning Party shall remain responsible for the acts and omissions of its Affiliate in the performance of this Agreement; or

(b) in connection with a merger, consolidation or sale of substantially all of the business to which this Agreement relates to a Third Party.

16.4.2 This Agreement shall inure to the benefit of and be binding on the Parties’ successors and assigns. Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer.

16.5 Further Assurances. Each Party agrees, at its own expense, to do, or procure the doing of, all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may reasonably deem advisable in order to give full effect to this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

16.6 Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any provision hereunder or of any breach of any provision hereof shall not be deemed to be a continuing waiver or a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by all Parties hereto.

16.7 Choice of Law. This Agreement (and any claims or disputes arising out of or relating hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein or therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by, enforced, and shall be construed in accordance with the laws of the State of New York, without regard to its conflicts of law provisions (other than Section 5.1401 of the New York General Obligations Laws). The Parties hereby expressly disclaim the application of the United Nations Convention on the International Sale of Goods to this Agreement.

16.8 Publicity. Upon execution of this Agreement, the Parties shall issue a press release announcing the existence of this Agreement in a form, and containing substance, to be agreed in good faith between the Parties (such agreement not to be unreasonably withheld or delayed by either Party). Each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, other than with respect to the terms and conditions of this Agreement in accordance with Section 12.4, provided, however, that any disclosure which is required by applicable Law (including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), or the rules of a securities exchange or the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction, as reasonably advised by the disclosing Party’s counsel, may be made in accordance with Section 12.4. Each Party agrees to provide to the other Party a copy of any public announcement regarding this Agreement or the subject matter thereof as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any such announcement

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sufficiently in advance under the circumstances (but in no even less than three (3) Business Days prior to its scheduled release, unless a shorter period is required to comply with applicable laws and regulations under the circumstances). Each Party shall have the right to expeditiously review and recommend changes to any such announcement and, except as otherwise required by applicable Law or such rules or regulators, the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure. The contents of any announcement or similar publicity, which has been reviewed and approved by the reviewing Party, (including the press release referred to at the beginning of this Section 16.8) can be re-released by either Party without a requirement for re-approval.

UCB agrees to acknowledge on all promotions and advertisements that the Licensed Compound was developed under license from Immunomedics, Inc.

Notwithstanding the foregoing, the Parties will agree, as promptly as practicable after the Effective Date, on the confidential treatment request to be filed with the U.S. Securities and Exchange Commission and the redacted form of this Agreement related thereto. The Parties will reasonably cooperate in responding promptly to any comments received from the U.S. Securities and Exchange Commission with respect to any filing in an effort to achieve confidential treatment of the agreed redacted form.

16.9 Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute Immunomedics and UCB as partners, agents or joint venturers. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder.

16.10 Headings. Headings and captions are for convenience only and are not be used in the interpretation of this Agreement.

16.11 Entire Agreement.

16.11.1 This Agreement and the attached Appendices, together with the securities purchase agreement referred to in Section 9.2 (once agreed), constitutes the entire agreement between the Parties as to the subject matter of this Agreement, and supersedes all prior negotiations, representations, agreements and understandings regarding the same.

16.11.2 Subject to Section 16.11.3, each Party acknowledges that in entering into this Agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those expressly set out in this Agreement together with the Appendices) made by or on behalf of any other Party before the signature of this Agreement. Each Party waives all rights and remedies which, but for this Section 16.11, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

16.11.3 Nothing in Section 16.11.2 limits or excludes any liability for fraud.

16.12 Counterparts. This Agreement may be executed in counter-parts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall together constitute one and the same instrument.

16.13 Non-solicitation. During the term of this Agreement, each Party agrees that neither it nor any of its Affiliates shall recruit, solicit or induce, directly or indirectly, any employee of the other Party

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or any of its Affiliates directly involved in the research or Development activities with respect to Licensed Compound to terminate his or her employment with such other Party or such Affiliate and become employed by or consult for that Party or any of its Affiliates. For the avoidance of doubt, but only to the extent consistent with applicable law, hiring an employee of the other Party as a result of such employee’s response to a public advertisement or general recruitment procedures not targeted at that employee shall constitute a breach of this Section, but only during the first eight (8) years after the Effective Date.

16.14 Exports. Each Party agrees not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control Laws.

16.15 Costs and Expenses. Each Party shall pay its costs and expenses incurred by it in connection with the entering into of this Agreement.

16.16 Amendments. Any amendment of this Agreement shall not be binding on the Parties unless set out in writing, expressed to amend this Agreement and signed by authorized representatives of each of the Parties.

16.17 Interpretation.

16.17.1 Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party hereto as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

16.17.2 The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “any” shall mean “any and all” unless otherwise clearly indicated by context.

16.17.3 Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Laws herein shall be construed as referring to such Laws as from time to time enacted, repealed or amended, (c) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections or Appendices, unless otherwise specifically provided, shall be construed to refer to Articles, Sections and Appendices of this Agreement.

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[signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers.

UCB, S.A.

By:	/s/ Roch Deliveux
(Signature)
Name:	Roch Deliveux
Title:	CEO, UCB, S.A.
Date:	May 9, 2006

By:	/s/ Robert J. Trainor
(Signature)
Name:	Robert J. Trainor
Title:	Exec. V.P. and Gen. Counsel
Date:	May 9, 2006

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
(Signature)
Name:	Cynthia L. Sullivan
Title:	President and CEO
Date:	May 9, 2006

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Appendix 1

Immunomedics Patent Rights

Part A – Core Immunomedics Patent Rights

Issued and Published CD22 and Related Patents Worldwide
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Part B – Other Immunomedics Patent Rights

Issued and Published CD22 and Related Patents Worldwide
Country	Patent Number	Application Number	Related Applications	Title	Date Filed	Date Issued	Notes
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Appendix 2

Summary of Development Plan as of Effective Date

See attached materials identified as “Draft Appendix 2 — Development Plan” to this Agreement. The Parties shall reasonably agree to a final version of this Appendix (including any reasonable changes, additions or deletions to the draft version) within forty (40) Business Days of the Effective Date.

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Appendix 3

Materials and Information to be delivered by Immunomedics to UCB

The following list (and subject matter of Appendix 3) is comprised of the corresponding contents of Immunomedics’ CMC filing for the Licensed Compound for each category below:

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Appendix 4

Prohibited Manufacturers

1. ***** and its Affiliates at the Effective Date but only for so long as any entity remains such an Affiliate

2. ***** and its Affiliates at the Effective Date but only for so long as any entity remains such an Affiliate

3. ***** and its Affiliates at the Effective Date but only for so long as any entity remains such an Affiliate

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Appendix 5

Minimum Label Requirements

Minimum Label for SLE:

•	With respect to the *****, the Minimum Label requirement shall be *****.

•	With respect to all countries in the Territory other than the *****, the Minimum Label requirement shall be *****.

Minimum Label for Sjogren’s Syndrome:

•	With respect to Sjogren’s Syndrome, the Minimum Label requirement shall be *****

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Appendix 6

Transition Plan

See attached materials identified as “Draft Appendix 6 — Transition Plan” to this Agreement. The Parties shall reasonably agree to a final version of this Appendix (including any reasonable changes, additions or deletions to the draft version) within fourteen (14) Business Days of the Effective Date.

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Appendix 7

Material Transfer and Other Agreements

Material Transfer Agreements

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Clinical Trials

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Other Agreements

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